AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JANUARY 29, 2010
REGISTRATION NO. 333-[_______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERFUND GOLD SMALL CAP EQUITY FUND
(Exact name of registrant as specified in its charter)

Delaware	6221	80-6145219

(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

489 Fifth Avenue New York, New York 10017 212.878.4530 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Paul Wigdor Superfund Advisors Inc. 489 Fifth Avenue New York, New York 10017 212.878.4530 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
James C. Munsell, Esq.
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
212.839.5609
     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed Maximum	Proposed Maximum
securities being	Amount to be	Aggregate Offering	Aggregate Offering	Amount of
registered	Registered	Price Per Share	Price	Registration Fee[1]
Superfund Gold Small Cap Equity Fund Common Units of Beneficial Interest	100,000	$20.00	$2,000,000	$142.60

[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, based upon a net asset value per Share of $20.00.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY STATEMENT
     The prospectus contained in this Registration Statement relates to the Common Units of Beneficial Interest for each of the following registrants:

		Common Units of Beneficial Interest
Registrant	Registration Statement	Being Concurrently Registered
Superfund Gold Large Cap Equity Fund	333-[-]	100,000
Superfund Gold Mid Cap Equity Fund	333-[-]	100,000
Superfund Gold Small Cap Equity Fund	333-[-]	100,000
Superfund Gold World Equity Fund	333-[-]	100,000
Superfund Gold Commodities Fund	333-[-]	100,000

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated January 29, 2010

SUPERFUND GOLD LARGE CAP EQUITY FUND
SUPERFUND GOLD MID CAP EQUITY FUND
SUPERFUND GOLD SMALL CAP EQUITY FUND
SUPERFUND GOLD WORLD EQUITY FUND
SUPERFUND GOLD COMMODITIES FUND
100,000 Common Units of Beneficial Interest
100,000 Common Units of Beneficial Interest
100,000 Common Units of Beneficial Interest
100,000 Common Units of Beneficial Interest
100,000 Common Units of Beneficial Interest

Each of Superfund Gold Large Cap Equity Fund (or the Large Cap Equity Fund), Superfund Gold Mid Cap Equity Fund (or the Mid Cap Equity Fund), Superfund Gold Small Cap Equity Fund (or the Small Cap Equity Fund), Superfund Gold World Equity Fund (or the World Equity Fund), and Superfund Gold Commodities Fund (or the Commodities Fund), has been formed on January 15, 2010 as a separate Delaware statutory trust, or each a Fund. Each Fund will offer and will issue common units of beneficial interest, or Shares, which represent units of beneficial interest in and ownership of each such Fund only. Shares in each Fund are being separately offered. We may refer to each of the Funds collectively as the Funds.
The primary objective of each Fund is to maintain the approximate equivalent of a dollar for dollar investment in gold by investing in long positions in exchange-traded futures contracts on gold, or the Gold Investment, while seeking appreciation of its assets over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time, or the Index Investment. Each Fund also earns interest income from United States Treasury and other high credit quality short-term fixed income securities.
The notional value of each Fund’s futures contracts with respect to each of its Gold Investment and Index Investment will be approximately equal to the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions. Therefore, the aggregate notional value of each Fund’s futures contracts with respect to both its Gold Investment and Index Investment will be double the value of the Fund’s Equity, which means each Fund will have a leverage ratio at such time of 2:1.
Authorized Participants may sell the Shares they purchase from a Fund in blocks of 100,000 Shares, called Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the NYSE Arca, Inc., or the NYSE Arca, and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the NYSE Arca at the time of sale.
Shares of each Fund will be continuously offered at their net asset value, stated in dollars, for transaction purposes, and ounces of gold, reflecting the U.S. dollar price per ounce of gold established at the most recent London A.M. fixing, for reference.
The Shares of each Fund are expected to trade on the NYSE Arca under the following symbols: Superfund Gold Large Cap Equity Fund – [___], Superfund Gold Mid Cap Equity Fund – [___], Superfund Gold Small Cap Equity Fund – [___], Superfund Gold World Equity Fund – [___], and Superfund Gold Commodities Fund – [___].
Superfund Advisors Inc., a member of the Superfund group of affiliated companies, serves as the managing owner, or the Managing Owner, commodity pool operator and trading advisor of each Fund.
Each of the following Funds intends to reflect the below sectors:
•  Superfund Gold Large Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a large cap U.S. equity securities index.
•  Superfund Gold Mid Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a mid cap U.S. equity securities index.
•  Superfund Gold Small Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a small cap U.S. equity securities index.
•  Superfund Gold World Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a world equity securities index.
•  Superfund Gold Commodities Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a commodities index.
Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 19.
•	The Funds have not yet commenced operations and thus have no performance history.
•	Futures trading is volatile and even a small movement in market prices could cause large losses.
•	The success of each Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.
•	Because the Funds are leveraged, a relatively small movement in the price of a futures contract owned by a Fund may cause greater losses. You could lose all or substantially all of your investment.
•	You will sustain losses if the substantial expenses of a Fund are not offset by profits from a Fund’s Gold Investments, Index Investments and/or interest income.
•
A Fund’s trading operations may be successful and yet a Fund may still sustain losses if the value of a Fund’s Gold Investments declines by more than the amount of profits generated by the Fund’s Index Investments. Likewise, a Fund’s gains, if any, from its Gold Investments may be offset by losses incurred in its Index Investments.

•
A Fund may fail to achieve its objective of maintaining a dollar for dollar investment in gold if gold futures margins increase substantially, in which case the Fund may reduce its Gold Investments and continue its Index Investments.

•
Investors in each Fund pay fees in connection with their investment in Shares including asset-based fees of [0.85]% per annum. Additional charges include brokerage fees of approximately [0.15]% per annum in the aggregate.

   On [•], 2010, [               ], as the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of 100,000 Shares of each Fund, which comprise the initial Basket of each Fund, at a purchase price of $20.00 per Share ($2,000,000 per Basket), as described in “Plan of Distribution.” Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from any Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of these Shares to the public. The Initial Purchaser may charge a customary brokerage commission.
   Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from any Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.
An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.
     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and none of them are subject to regulation thereunder.
     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser or any of their affiliates.
[               ], 2010

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 46 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.
     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 19 THROUGH 37.
     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
     THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.
     NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

     THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS: BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING EACH FUND’S ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL MARKETING MATERIALS AND ALL OTHER BOOKS AND RECORDS OF EACH FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND’S COMMODITY BROKERS) ARE MAINTAINED AT EACH FUND’S PRINCIPAL OFFICE, C/O SUPERFUND ADVISORS INC., 489 FIFTH AVENUE, NEW YORK, NEW YORK 10017, (212) 878-4530. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING

TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT [HTTP://WWW.SUPERFUND.COM]. ADDITIONAL REPORTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUNDS. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

     EACH FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
     THE FILINGS OF EACH FUND ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES
     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

     THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NONE OF THE FUNDS HEREOF ARE MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ARE NOT SUBJECT TO REGULATION THEREUNDER.”

     AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

PART ONE
DISCLOSURE DOCUMENT

SUMMARY	1

The Funds	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market on the NYSE Arca	2
Pricing Information Available on the NYSE Arca and Other Sources	2
CUSIP Numbers	3
Risk Factors	3
The Trustee	4
Investment Objective of the Funds	4
If Gold Prices are Flat, Shares of Each Fund Should Track Closely the Value of its Index Investment; Market Price per Share Should Track Closely the Net Asset Value per Share	6
The Managing Owner	7
The Introducing Broker	7
The Commodity Brokers	7
The Administrator	7
The Distributor	8
“888” Number for Investors	8
The Marketer	9
Limitation of Liabilities	9
Creation and Redemption of Shares	9
The Offering	9
Authorized Participants	9
Net Asset Value	9
Clearance and Settlement	10
Segregated Accounts/Interest Income	10
Fees and Expenses	11
Breakeven Amounts	12
Distributions	12
Fiscal Year	12
Financial Information	12
U.S. Federal Income Tax Considerations	12
Breakeven Table	13
Reports to Shareholders	17
Cautionary Note Regarding Forward-Looking Statements	17

ORGANIZATION CHART	18

THE RISKS YOU FACE	19

(1) The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by It and Fluctuations

in the Price of These Assets Could Materially Adversely Affect an Investment in a Fund’s Shares	19
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares	19
(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds	20
(4) A Fund’s Performance, which Reflects the Results of its Gold Investments, Index Investments and Treasuries, May Not Always Replicate Exactly the Changes in the Level of the Index Underlying its Index Investments	21
(5) None of the Funds Are Actively or Traditionally Managed and Each Tracks its Index Investments During Periods in which the Index Investments Are Flat or Declining as well as when the Index Investments Are Rising	22
(6) A Change in the Ownership of the Index Underlying the Index Investment of a Fund May Change the Determination or Valuation Methodology of the Underlying Index in a Manner that May be Adverse to the Index Investments, and in turn, the Value of Your Shares	22
(7) Cessation of Publication of the Index Underlying the Corresponding Index Investments May Materially and Adversely Affect the Activities of the Index Investments, and in turn, the Managing Owner May Terminate the Affected Fund	22
(8) You Have No Recourse to the Index Sponsors or Their Successors of Each Index Underlying the Corresponding Index Investments	22
(9) The Asset Class Underlying the Index Investments May Either Underperform or Outperform the Sector of the Applicable Fund	23
(10) The NYSE Arca May Halt Trading in the Shares of a Fund Which

Would Adversely Impact Your Ability to Sell Shares	23
(11) The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in such Fund at the Time of Disposition of Your Shares	23
(12) The Shares of each Fund Are New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise	23
(13) As the Managing Owner and its Principals have No History of Operating Investment Vehicles like the Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds	23
(14) You Will Be Relying on the Managing Owner and its Principals Alone to Direct the Funds’ Investment and Daily Activities	23
(15) Each Fund Is a Newly Formed Entity and Each Fund Has No Performance History for You to Evaluate; You May Not Rely on Index Investment Results in Deciding Whether or Not to Invest in a Fund	24
(16) Price Variability May Possibly Cause the Total Loss of Your Investment	25
(17) Because each Fund’s Trading will be Leveraged, a Relatively Small Movement in the Price of a Contract May Cause Greater Losses	25
(18) Leverage Will Fluctuate and May be Greater or Less than the Established Leverage Ratio of 2:1	26
(19) Forward and Swap Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in a Fund Not Realizing a Trading Gain	26
(20) Forwards, Swaps and Other Derivatives Are Not Subject to CFTC Regulation; the Funds Could Incur Losses due to Counterparty Default and Regulatory Risk of Proposed New Laws	26
(21) A Computer Systems Failure Could Result in Losses for the Funds	27
(22) Unusually Long Peak-to-Valley Drawdown Periods With Respect

To an Index Investment of a Fund May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of the Corresponding Fund	27
(23) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets	27
(24) A Fund Will Experience a Loss if it is Required to Sell Treasuries at a Price Lower than the Price at which They were Acquired	27
(25) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds	27
(26) Lack of Liquidity in the Markets in Which a Fund Trades Could Make It Impossible to Realize Profits or Limit Losses	27
(27) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances	28
(28) Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss	28
(29) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	28
(30) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because a Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	28
(31) Lack of Independent Advisers Representing Investors	29
(32) Possibility of Termination of a Fund May Adversely Affect Your Portfolio	29
(33) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles	29
(34) An Investment in Shares of a Fund May Be Adversely Affected by Competition From Other Methods

of Investing in the Index Investments	29
(35) Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in Shares	29
(36) The Value of the Shares Will be Adversely Affected if a Fund is Required to Indemnify the Trustee or the Managing Owner	30
(37) The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of the Net Asset Value Calculation	30
(38) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940	30
(39) Each Fund May Trade in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets	30
(40) Regulatory Changes or Actions May Alter the Nature of an Investment in a Fund	31
(41) Shareholders of a Fund Will Be Subject to Taxation on Their Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	31
(42) Items of Income, Gain, Loss and Deduction With Respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by a Fund in Allocating Such Tax Items	31
(43) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future	31
(44) Gains, If Any, From a Fund’s Futures Trading With Respect to the Corresponding Index Investment May Be Offset by Losses on Its Gold Investment, and Gains, If Any, on Its Gold Investment May be Offset by Losses

From Its Futures Trading With Respect to the Corresponding Index Investment, Resulting in No Gains or Aggregate Losses for the Fund	31
(45) A Fund May Reduce Its Gold Investment or Its Futures Trading Activity With Respect to the Corresponding Index Investment If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in the Fund	32
(46) The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Shares, Possibly Resulting in an Overall Loss on Your Investment	32
(47) Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Shares, Possibly Resulting in an Overall Loss on Your Investment	32
(48) Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Shares and a Loss on Your Investment in a Fund	33
(49) To the Extent that the Index Underlying an Index Investment is Concentrated in Certain Securities, Such Concentration May Amplify Certain Potentially Adverse Effects Upon the Corresponding Equity Fund	33
(50) The Equity Funds are Subject to Issuer Risk	33
(51) The Equity Funds are Subject to Market Risk	33
(52) A Liquid Trading Market for Shares of the Issuers Underlying the Index Investments May Not Develop or Exist, which in turn, May Adversely Affect the Value of the Shares of your Equity Funds	34
(53) Investment in the Large Cap Equity Fund or the Mid Cap Equity Fund Involves the Risks Inherent in an Investment in any Equity Security	34

(54) The Small Cap Equity Fund is Subject to Additional Risks Specific to Smaller Companies	35
(55) To the Extent that the Performance of the Index Investments of the World Equity Fund Is Based Upon Foreign Securities, the World Equity Fund Will be Subject to the Risks Associated With Investing in Foreign Securities	35
(56) The World Equity Fund May be Subject to Geographic Risks	35
(57) Adverse Economic Events in Any One Asian Country May Have a Significant Economic Effect on the Entire Asian Region, and in turn, the Value of Your Shares in the World Equity Fund	36
(58) Adverse Economic Events Affecting Certain Sectors or Key Trading Partners May Have a Significant Economic Effect on the Australasia Region, and in turn, the Value of Your Shares in the World Equity Fund	36
(59) Adverse Economic Events Affecting the European Union May Have a Significant Economic Effect on the European Union and Other Major Trading Partners, and in turn, the Value of Your Shares in the World Equity Fund	36
(60) The World Equity Fund is Subject to Currency Risk	36
(61) The World Equity Fund May Invest in Less Developed Markets and Will Become Subject to Additional Custody Risk	36
(62) The World Equity Fund is Subject to Privatization Risk	36
(63) The World Equity Fund is Subject to International and Internal Security Risks	36
(64) “Backwardation” or “Contango” in the Market Prices of the Commodities that Comprise the Index Underlying the Index Investment Will Affect the Value of Your Shares	37
(65) If the Commodities Fund Does Not Perform in a Manner Non-Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Shares of the

Commodities Fund and You May Have No Gains to Offset Your Losses from Other Investments	37
(66) Because Investors in the Commodities Fund Gain an Exposure to Gold Through Both the Gold Investments and the Index Investments, Any Negative Movement in the Price of Gold will Decrease the Value of Both the Gold Investments and the Index Investments, and Ultimately the Value of Your Shares	37

THE MANAGING OWNER	37

INVESTMENT OBJECTIVES OF THE FUNDS	39

Role of Managing Owner	42
Market Diversification	43

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PROSPECTIVE OPERATIONS	43

USE OF PROCEEDS	45

CHARGES	46

Management Fee	46
Organization and Offering Expenses	46
Brokerage Commissions and Fees	46
Routine Operational, Administrative and Other Ordinary Expenses	47
Non-Recurring and Unusual Fees and Expenses	47
Management Fee and Expenses to be Paid First out of Interest Income	47
Selling Commission	47

WHO MAY SUBSCRIBE	47

CREATION AND REDEMPTION OF SHARES	47

THE INTRODUCING BROKER	50

THE COMMODITY BROKERS	51

CONFLICTS OF INTEREST	51

General	51
The Managing Owner	51
Superfund USA, Inc.	52
Superfund Asset Management, Inc.	52
The Commodity Brokers	52

DESCRIPTION OF THE SHARES AND THE FUNDS; SUMMARY DESCRIPTION OF CERTAIN MATERIAL TERMS OF THE AMENDED AND RESTATED TRUST AGREEMENTS	53

Description of the Shares and Limitation of Liability	53
Principal Office; Location of Records	54
Ownership or Beneficial Interest in the Funds	55
Shares Freely Transferable	55
Book-Entry Form	55
Reports to Shareholders	57

DISTRIBUTIONS	57

THE ADMINISTRATOR	58

THE DISTRIBUTOR	58

“888” Number for Investors	59

THE MARKETER	59

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY	59

SHARE SPLITS	60

MATERIAL CONTRACTS	60

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	60

PURCHASES BY EMPLOYEE BENEFIT PLANS	70

General	70
“Plan Assets”	70
Ineligible Purchasers	71

PLAN OF DISTRIBUTION	71

Initial Purchaser	71
Authorized Participants	72
Likelihood of Becoming a Statutory Underwriter	72
General	72

LEGAL MATTERS	73

EXPERTS	73

ADDITIONAL INFORMATION	73

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS	74

PRIVACY POLICY OF THE MANAGING OWNER	74

INDEX TO FINANCIAL STATEMENTS	75

Report of Independent Registered Public Accounting Firm dated [_____], 2010*
Superfund Gold Large Cap Equity Fund Statement of Financial Condition dated [_____], 2010*
Superfund Gold Large Cap Equity Fund Statement of Cash Flows dated [_____], 2010*
Superfund Gold Large Cap Equity Fund Notes to Statement of Financial Condition dated [_____], 2010*
Report of Independent Registered Public Accounting Firm dated [_____], 2010*
Superfund Gold Mid Cap Equity Fund Statement of Financial Condition dated [_____], 2010*
Superfund Gold Mid Cap Equity Fund Statement of Cash Flows dated [_____], 2010*
Superfund Gold Mid Cap Equity Fund Notes to Statement of Financial Condition dated [_____], 2010*
Report of Independent Registered Public Accounting Firm dated [_____], 2010*
Superfund Gold Small Cap Equity Fund Statement of Financial Condition dated [_____], 2010*
Superfund Gold Small Cap Equity Fund Statement of Cash Flows dated [_____], 2010*
Superfund Gold Small Cap Equity Fund Notes to Statement of Financial Condition dated [_____], 2010*
Report of Independent Registered Public Accounting Firm dated [_____], 2010*
Superfund Gold World Equity Fund Statement of Financial Condition dated [_____], 2010*
Superfund Gold World Equity Fund Statement of Cash Flows dated [_____], 2010*
Superfund Gold World Equity Fund Notes to Statement of Financial Condition dated [_____], 2010*
Report of Independent Registered Public Accounting Firm dated [_____], 2010*

Superfund Gold Commodities Fund Statement of Financial Condition dated [_____], 2010*
Superfund Gold Commodities Fund Statement of Cash Flows dated [_____], 2010*
Superfund Gold Commodities Fund Notes to Statement of Financial Condition dated [_____], 2010*
Report of Independent Registered Public Accounting Firm dated [_____], 2010*
Superfund Advisors Inc. Statement of Financial Condition*
Superfund Advisors Inc. Statement of Changes in Shareholder Capital*
Superfund Advisors Inc. Statement of Cash Flows*
Superfund Advisors Inc. Notes to Statement of Financial Condition*

*To be filed by amendment.

PART TWO STATEMENT OF ADDITIONAL INFORMATION

STRATEGY	103

General	103

WHY SUPERFUND?	103

Why A Futures Fund?	103
Why Now?	103
Why Gold?	103
Historical Non-Correlated Performance and Potential Market Diversification	103

THE FUTURES AND FORWARD MARKETS	103
Futures Contracts	103
Forward Contracts	104
Swap Transactions	104

REGULATION	104

INVESTMENT CONSIDERATIONS	105

A Gold Denominated Investment	105
Potential Advantages of Futures	105
Enhanced Profit Potential	105
Potentially Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes	105
Interest Credit	106

Potential Global Diversification through an Investment in One or More Funds	106
Convenience	106
Liquidity	106
Limited Liability	106

Exhibit A—Privacy Notice	P–1

SUMMARY
This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including the Amended and Restated Trust Agreements, or the Trust Agreements of the Funds, and all exhibits to the registration statement, of which this Prospectus is a part, before deciding to invest in Shares of any Fund. This Prospectus is intended to be used beginning [     ], 2010.

          The Funds
          Each of Superfund Gold Large Cap Equity Fund (or the Large Cap Equity Fund), Superfund Gold Mid Cap Equity Fund (or the Mid Cap Equity Fund), Superfund Gold Small Cap Equity Fund (or the Small Cap Equity Fund), Superfund Gold World Equity Fund (or the World Equity Fund), and Superfund Gold Commodities Fund (or the Commodities Fund), has been formed on January 15, 2010 as a separate Delaware statutory trust, or each a Fund. Each Fund will offer and will issue common units of beneficial interest, or Shares, which represent units of beneficial interest in and ownership of each such Fund only. Shares in each Fund are being separately offered. We may refer to each of the Funds collectively as the Funds.
          Each Fund is designed to maintain a long position in gold futures with a notional, or face, value approximately equal to the net asset value of the Fund while seeking capital appreciation of its assets through investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time. Superfund Advisors Inc. serves as the managing owner, or Managing Owner, the commodity pool operator and trading advisor of each Fund. The long gold position is referred to in this Prospectus as a Fund’s gold position or the “dollar for dollar” gold position. The net asset value of each Fund’s Shares will be quoted in ounces of gold, as described below under “Summary – The Offering,” as well as in dollars. You should note, however, that the Funds are not “gold funds,” and a Fund’s performance will not necessarily track the price of gold. Likewise, the net asset value of the Funds will not be determined solely by the price of gold.
          To obtain their dollar for dollar gold position, the Funds will enter into futures contracts to purchase gold in a dollar amount approximately equal to the amount of capital invested in each Fund. The Managing Owner will adjust each Fund’s gold position daily, to reflect additions to and redemptions of a Fund’s capital, as well as to reflect profits and losses from the Fund’s futures trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other Index and interest income, so as to maintain a gold futures position with a notional, or face, value approximately equal to the Fund’s net asset value on a daily basis. You should note, however, that because each Fund’s gold positions are adjusted daily, profits or losses incurred on a Fund’s gold position or from a Fund’s futures trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other Index and interest income earned by a Fund may cause the notional, or face, value of a Fund’s gold position intraday to be greater than or less than a Fund’s net asset value at the end of the day. In addition to maintaining an investment in gold, each Fund will invest in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable Index Investment over time.

          Each Fund will seek to maintain the approximate equivalent of a dollar for dollar investment in gold by investing in long positions in exchange-traded futures contracts on gold, or the Gold Investment. Each Fund’s Gold Investment will be obtained through an investment in the gold futures contract that trades on the NYMEX under the symbol “GC.”
          Each Fund will seek appreciation of its assets over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time, or the Index Investment, as follows:

Fund	Index Investment/Objective	Exchange	Symbol

Large Cap Equity Fund	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures/ Provide exposure to benchmark for large-cap U.S. stocks.	CME	ES

Mid Cap Equity Fund	E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures/ Provide exposure to benchmark for 400 medium-sized company stocks.	CME	EMD

Small Cap Equity Fund	Russell 2000® Index Mini Futures/ Provide an exposure to benchmark for 2000 small-cap U.S. stocks.	ICE	TF

World Equity Fund	E-Mini MSCI EAFE Index Futures/ Provide an exposure to benchmark for more than 1,100 stocks in Europe, Australasia, and the Far East.	CME	EFE

Commodities Fund
S&P GSCI TM Commodity Index Futures/
Provide an exposure to benchmark for 24 commodity futures contracts in the following commodity sectors: energy, precious and industrial metals, agricultural and livestock products.
		CME	GI

Legend:
“CME” means Chicago Mercantile Exchange, Inc., or its successor.
“ICE” means ICE Futures U.S., Inc., or its successor.
“NYMEX” means the New York Mercantile Exchange Inc., or its successor.

          The Managing Owner’s offices, and the office of each Fund are located at 489 Fifth Avenue, New York, New York 10017 and the telephone number is (212) 878-4530.
     Shares Listed on the NYSE Arca
     The Shares of each Fund are expected to be listed on the NYSE Arca under the following symbols:

Fund	NYSE Arca Symbol
Large Cap Equity Fund	[____]
Mid Cap Equity Fund	[____]
Small Cap Equity Fund	[____]
World Equity Fund	[____]
Commodities Fund	[____]

          Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.
Purchases and Sales in the Secondary Market on the NYSE Arca
     The Shares of each Fund will trade on the NYSE Arca like any other equity security.
     Baskets of Shares in each Fund may be created or redeemed only by Authorized Participants, except that the initial Basket(s) in each Fund were created by the Initial Purchaser. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.
     The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Fund’s futures positions to provide a continuously updated estimated net asset value per Share.
     Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Pricing Information Available on the NYSE Arca and Other Sources
     The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto.
     The most recent end-of-day net asset value of each Fund will be published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.
       End-of-Day Net Asset Value Symbols
     The end-of-day net asset value of each Fund will be published under the following symbols:

Fund	Symbol
Large Cap Equity Fund	[____]
Mid Cap Equity Fund	[____]
Small Cap Equity Fund	[____]
World Equity Fund	[____]
Commodities Fund	[____]

     The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto. All of the foregoing information will be published under the following symbols:
     Intra-Day Indicative Values Per Share Symbols
     The intra-day indicative value per Share of each Fund will be published under the following symbols:

Fund	Symbol
Large Cap Equity Fund	[____]
Mid Cap Equity Fund	[____]
Small Cap Equity Fund	[____]
World Equity Fund	[____]
Commodities Fund	[____]

     CUSIP Numbers
     The CUSIP number of each Fund is as follows:

Fund	CUSIP
Large Cap Equity Fund	[____]
Mid Cap Equity Fund	[____]
Small Cap Equity Fund	[____]
World Equity Fund	[____]
Commodities Fund	[____]

     Risk Factors
       An investment in Shares of any Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular risks that are set forth elsewhere in this Prospectus.
•	The Funds have not yet commenced operations and thus have no performance history.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of each Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•	Past performance is not necessarily indicative of future results. The past performance of gold or of the Managing Owner, if any, is not necessarily indicative of the future results of the Funds.

•	Because the Funds are leveraged, a relatively small movement in the price of a futures contract owned by a Fund may cause greater losses. You could lose all or substantially all of your investment.

•	You will sustain losses if the substantial expenses of a Fund are not offset by profits from a Fund’s Gold Investments, Index Investments and/or interest income.

•
Each Fund is subject to the fees and expenses set forth below (prior to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

			Yield on	Required
			3-month	Income to
			U.S.	Break Even
	Fees and		Treasury
Fund	Expenses		bills	%	$[1]
Large Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Mid Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Small Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
World Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Commodities Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]

     1 The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $20.00.
     Each Fund will be subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. The Funds will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Each Fund is expected to earn interest income equal to 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of January 20, 2010, or a dollar amount as specified in the above table per annum per Share at $20.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.
•
A Fund’s trading operations may be successful and yet a Fund may still sustain losses if the value of a Fund’s Gold Investments declines by more than the amount of profits generated by the Fund’s Index Investments. Likewise, a Fund’s gains, if any, from its Gold Investments may be offset by losses incurred in its Index Investments.

•	A Fund may fail to achieve its objective of maintaining a dollar for dollar investment in gold if gold futures margins increase substantially, in which case the Fund may reduce its Gold Investments and continue its Index Investments.

•
CFTC and commodity exchange rules impose speculative position limits on market participants trading in gold. If position limits are applied to a Fund’s Gold Investment, the Fund may not be able to achieve its objective of maintaining a dollar for dollar investment in gold.

•	There can be no assurance that any Fund will achieve profits or avoid losses, significant or otherwise.

•	Each Fund is subject to numerous conflicts of interest.
     The Trustee
       BNY Mellon Trust of Delaware, or the Trustee, a state bank chartered under the laws of the State of Delaware, acts in a passive role as the sole trustee for each of the Funds. The Trustee has only nominal duties and liabilities to each Fund. The Managing Owner has all of the power and authority to manage the business and affairs of each Fund. The Trustee has no duty or liability to supervise or monitor the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.
     Investment Objective of the Funds
       The primary objective of each Fund is to maintain the approximate equivalent of a dollar for dollar investment in gold, or the Gold Investment, while seeking appreciation of its assets over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time, or the Index Investment. The notional value of each Fund’s futures contracts with respect to each of its Gold Investment and Index Investment will be approximately equal to the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions. Therefore, the aggregate notional value of each Fund’s futures contracts with respect to both its Gold Investment and Index Investment will be double the value of the Fund’s Equity, which means each Fund will have a leverage ratio at such time of 2:1. Because the notional value of each Fund’s futures positions in the Gold Investment and the Index Investment will rise or fall over time, the leverage ratio could be higher or lower than the 2:1 leverage ratio. The use of leverage will increase the potential for both trading profits and losses, depending on the changes, positive and negative, in the Gold Investment and the Index Investment.
       As a result of its use of leverage, each Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 5-15% of its net assets, as applicable. This represents margin deposit requirements approximately twice as great as would be required if each Fund did not use leverage. Similarly, as a result of its use of leverage, each Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally will be proportional to each Fund’s leverage ratio.
       Each Fund is designed to maintain through its Gold Investments a long position in gold futures contracts in a U.S. dollar amount approximately equal to the total capital contributed to each Fund at the time it begins its trading activities and, thereafter, equal to the total capital of each Fund on a daily basis. The Gold Investments of each Fund is intended to de-link the Fund’s net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Fund’s net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Fund, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Furthermore, there can be no assurance that trading losses incurred in the Fund’s Index Investments will not result in overall losses for the Fund, or that the Fund will not reduce its Gold Investments if gold futures margin requirements increase significantly.
       An investment in the Shares has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured. There can be no assurance that a Fund will outperform other sectors of an investor’s portfolio or not produce losses.

       Each Fund will hold substantially all of its assets (including those assets used as margin deposits for trading activities) in U.S. government securities and/or interest bearing deposit accounts, segregated by Fund. Accordingly, each Fund, in addition to its potential to profit from its Gold Investments and its Index Investments, will earn interest on all or almost all of its assets.
       The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest in futures.
       Advantages of investing in the Shares include:
•
Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•
Diversification. The Shares may help to diversify a portfolio because historically, investments that include commodities have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

       Investing in the Shares does not insulate shareholders, or the Shareholders, from certain risks, including price volatility.
       Each Fund pursues its investment objective by investing in a portfolio of exchange-traded futures contracts on the Gold Investments and the Index Investments.
       Each of the following Funds intends to reflect the below sectors:
•
Superfund Gold Large Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a large cap U.S. equity securities index. The Index Investment of the Superfund Gold Large Cap Equity Fund is comprised of E-mini Standard and Poor’s 500 Stock Price IndexTM Futures contracts, or the E-mini

S&P 500 futures contracts, traded on the Chicago Mercantile Exchange, Inc., or the CME. The E-mini S&P 500 futures contracts serve as a vehicle to provide an exposure to the benchmark for large-cap U.S. stocks.

•
Superfund Gold Mid Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a mid cap U.S. equity securities index. The Index Investment of the Superfund Gold Mid Cap Equity Fund is comprised of E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures, or the E-mini S&P 400 futures contracts, traded on the CME. The E-mini S&P 400 futures contracts serve as a vehicle to provide an exposure to a significant benchmark for mid-cap U.S. stocks. The E-mini S&P 400 futures contracts reflect an underlying benchmark of 400 medium-sized company stocks. Although past performance is not necessarily indicative of future results, mid-cap equities have historically performed differently from both large-caps and small-caps.

•
Superfund Gold Small Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a small cap U.S. equity securities index. The Index Investment of the Superfund Gold Small Cap Equity Fund is comprised of Russell 2000® Index Mini Futures, or the Russell 2000® Mini futures contracts, traded on the ICE Futures U.S., Inc. The Russell 2000® Mini futures contracts provide an exposure to a recognized benchmark generally reflecting 2000 of the smallest companies in the small cap sector of U.S. equities.

•
Superfund Gold World Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a world equity securities index. The Index Investment of the Superfund Gold World Equity Fund is comprised of E-Mini MSCI EAFE Index Futures, or the E-Mini MSCI EAFE futures contracts, traded on the CME. The E-Mini MSCI EAFE futures contracts serve as a vehicle to provide an exposure to a significant benchmark for international equity. The E-Mini MSCI EAFE futures contracts reflect an underlying benchmark of more than 1,100 companies in Europe, Australasia, and the Far East.

•
Superfund Gold Commodities Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a commodities index. The Index Investment of the Superfund Gold Commodities Fund is comprised of S&P GSCITM Commodity Index Futures, or the S&P GSCITM Commodity Index futures contracts, traded on the CME. The S&P GSCITM Commodity Index futures contracts serve as a vehicle to provide an exposure to commodity sector returns. The S&P GSCITM Commodity Index futures contracts reflect an underlying benchmark that measures the returns of 24 commodity futures contracts in the following commodity sectors: energy, precious and industrial metals, agricultural and livestock products.

       If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for any Fund to gain full or partial exposure to Gold Investments or the Index Investments by investing in a specific futures contract, such Fund may invest in an alternative futures contract referencing either gold or the corresponding Index Investments other than the specific contract that the Fund currently invests in. The Managing Owner may invest in an alternative and related futures contracts, forwards or swaps, if, in the commercially reasonable judgment of the Managing Owner, such alternative futures contracts, forwards or swaps tend to exhibit trading prices that correlate with a futures contract that corresponds to the original Gold Investments or Index Investments.
       Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
       Each Fund’s portfolio also will include United States Treasury securities and other high credit quality short-term fixed income securities for deposit with each Fund’s Commodity Broker as margin.
       Under the Trust Declaration of each Fund, the Managing Owner has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.
       There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance history.
If Gold Prices are Flat, Shares of Each Fund Should Track Closely the Value of its Index Investment; Market Price per Share Should Track Closely the Net Asset Value per Share
       Assuming the price of gold is flat, the Shares of each Fund are intended to provide investment results, through each Fund’s Index Investments, that generally correspond to changes, positive or negative, in the value of each Index Investment, over time.
       The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.
       Each Fund holds a portfolio of long futures contracts on gold and long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, each of which are traded on various futures markets in the United States. Each Fund also holds cash and United States Treasury securities and other high credit quality short-term fixed income securities for deposit with its Commodity Broker as margin. Each Fund’s portfolio is traded with a view to maintaining the approximate equivalent of a dollar for dollar investment in the Gold Investments and the Index Investments, over time, whether the Gold Investments and the Index Investments are rising, falling or flat over any particular period. The Funds are not “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

     The Managing Owner
       Superfund Advisors Inc., a New York corporation, serves as the Managing Owner, commodity pool operator and trading advisor of each Fund and is responsible for the trading and administration of each Fund. The Managing Owner’s offices, and the office of each Fund where its books and records will be kept, are located at 489 Fifth Avenue, New York, New York 10017 and its telephone number is (212) 878-4530.
       The Managing Owner, a member of the Superfund group of affiliated companies which, in aggregate, manage approximately $1.0 billion in assets worldwide as of September 30, 2009 in the futures and forwards markets. The Managing Owner intends to delegate certain administrative functions, including calculation of the Funds’ net asset values and distribution of reports to investors, to The Bank of New York Mellon, or the Administrator. Certain Fund records will be located at the offices of the Administrator at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217.
       Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal [0.85]% per annum of the daily net asset value of each Fund.
       The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.
     The Introducing Broker
       Superfund Asset Management, Inc., an affiliate of the Managing Owner, will serve as the introducing broker, or the Introducing Broker, for each Fund. Its principal offices are located at 180 North LaSalle Street, Suite #3250, Chicago, IL 60601.
       The Managing Owner will transmit trade instructions on behalf of each Fund to the Introducing Broker. In turn, the Introducing Broker will, on behalf of each Fund, transmit the instructions to the clearing and executing Commodity Brokers (as defined below).
       Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.
     The Commodity Brokers
       ADM Investor Services, Inc. and Barclays Capital Inc. serve as the clearing and executing commodity brokers, or Commodity Brokers, for the Funds.
       ADM Investor Services, Inc. is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604.
       Barclays Capital Inc. is a registered securities broker-dealer and a futures commission merchant. Its business address is 200 Park Avenue, New York, NY 10166.
       A portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.
     The Administrator
       Each Fund has appointed The Bank of New York Mellon as the administrator, or the Administrator, and each Fund has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.
     The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking

Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315 4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.
       Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for each Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315 4850.
       The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if any Fund has materially failed to perform its obligations under the Administration Agreement.
       The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”
       The Administrator’s monthly fees will be paid on behalf of each Fund by the Managing Owner out of the applicable Management Fee.
       The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
       The Administrator will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees will be paid by the Authorized Participants and not by any Fund.
       Each Fund retains the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.
          The Distributor
       Superfund USA, Inc., in its capacity as the distributor of each Fund, or Distributor, will assist the Administrator with certain functions and duties relating to distribution and marketing of each Fund, including reviewing and approving marketing materials. The Distributor retains all marketing materials separately for each Fund at 489 Fifth Avenue, New York, New York 10017; telephone number (212) 878-4530. Investors may contact the Distributor toll-free in the U.S. at 1-888-50-SUPER. The Managing Owner, on behalf of each Fund, has entered into a Distribution Services Agreement with the Distributor.
       The Managing Owner, out of the relevant Management Fee, will pay the Distributor for performing its duties as the Distributor of each Fund. The Distributor may receive additional compensation in consideration of the performance of additional marketing, distribution and ongoing support services to each Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of certain resources, which may include an extensive broker database and a network of internal and external wholesalers.
          “888” Number for Investors
          Investors may contact the Managing Owner toll free in the U.S. at 1-888-50-SUPER.

          The Marketer
       Superfund USA, Inc., in its capacity as the marketer of each Fund, or Marketer, will serve as a marketing agent on behalf of each Fund and will assist the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this Prospectus. The Marketer will not open or maintain customer accounts or handle orders for each Fund.
       The Managing Owner, out of the relevant Management Fee, will pay the Marketer for performing its duties as the Marketer of each Fund.
     Limitation of Liabilities
       Investors cannot lose more than the amount of their investments and undistributed profits, if any. Thus, investors receive the advantage of limited liability in a trading vehicle.
     Creation and Redemption of Shares
       The Funds create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 100,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.
       See “Creation and Redemption of Shares” for more details.
     The Offering
       On [•], 2010, [                    ], as the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of 100,000 Shares with respect to each Fund, which comprise the initial Baskets of each Fund, at a purchase price of $20.00 per Share ($2,000,000 per Basket), as described in “Plan of Distribution.”
       Shares will be continuously offered at their net asset value, stated in dollars, for transaction purposes, and ounces of gold, reflecting the U.S. dollar price per ounce of gold established at the most recent London A.M. fixing, for reference.
       Each Fund issues Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares of the Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.
     Authorized Participants
       Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with a Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants may be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.
     Net Asset Value
       The net asset value of a Fund as of any date is the sum of all cash, plus U.S. Treasury bills and other U.S. government securities valued at cost plus accrued interest, and other securities of such Fund valued at fair value, plus the fair value of all open futures, forward, option and other derivative positions maintained by such Fund, less all liabilities of such Fund, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting. The net asset value of a Share in a Fund will be equal to the net asset value of the applicable Fund divided by the number of Shares in such Fund outstanding as of the date of determination.

     Clearance and Settlement
       The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of any Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.
     Segregated Accounts/Interest Income
       The proceeds of the offering of each Fund are deposited in cash in a segregated account in the name of the Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. Each Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution [each week]. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets of each Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Fund is estimated to be 0.05% per annum, based upon the yield on 3-month U.S. Treasury bills as of January 20, 2010. This interest income is used by each Fund to pay its own expenses. See “Fees and Expenses” for more details.
[Remainder of page left blank intentionally.]

     Fees and Expenses

Management Fee
Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [0.85]% per annum of the daily net asset value of such Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Organization and Offering Expenses
Expenses incurred in connection with organizing each Fund and the offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Managing Owner.

Brokerage Commissions and Fees
Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.

Routine Operational, Administrative and Other Ordinary Expenses
The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, the legal and accounting fees and expenses, [tax preparation expenses], filing fees, and printing, mailing and duplication costs.

Non-Recurring and Unusual Fees and Expenses
Each Fund will pay all non-recurring and unusual fees and expenses, (referred to as extraordinary fees and expenses in the Trust Agreement), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income
The Management Fee and the brokerage commissions and fees of each Fund will be paid first out of interest income from such Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. If interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

    Breakeven Amounts
     The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment, reflected as the following percentage per annum of the net asset value of each Fund, (ii) the current yield earned by each Fund on the 3-month U.S. Treasury bills as of January 20, 2010 and (iii) the required net income that must be earned, assuming that each Fund does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares:

				Required
			Yield on	Income to
			3-month	Break Even
			U.S.
	Fees and		Treasury
Fund	Expenses		bills	%	$[1]
Large Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Mid Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Small Cap Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
World Equity Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]
Commodities Fund	[(1.00)]	%	0.05%	[0.95]	[0.19]

    1 The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $20.00.
     Each Fund will be subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. The Funds will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Each Fund is expected to earn interest income equal to 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of January 20, 2010, or a dollar amount as specified in the above table per annum per Share at $20.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bill.
    Distributions
     Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
    Fiscal Year
     The fiscal year of each Fund ends on December 31 of each year.
    Financial Information
     The Funds have only recently been organized and have no financial histories.
    U.S. Federal Income Tax Considerations
     Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, none of the Funds will incur U.S. federal income tax liability; rather, each beneficial owner of Shares of a Fund will be required to take into account its allocable share of such Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.
     Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.
    Breakeven Table
     The Breakeven Table on the following pages indicate the approximate percentage and dollar returns required for the value of an initial $20.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.
     The Breakeven Table, as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.
[Remainder of page left blank intentionally.]

  Breakeven Table

	Dollar Amount and Percentage of Expenses Per Fund
	Superfund Gold Large Cap Equity Fund[9]		Superfund Gold Mid Cap Equity Fund[9]
Expense[1]	$	%	$	%
Management Fee[2]	$[0.17]	[0.85]%	$[0.17]	[0.85]%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees[4]	$[0.03]	[0.15]%	$[0.03]	[0.15]%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%	$0.00	0.00%
Interest Income[7]	$(0.01)	(0.05)%	$(0.01)	(0.05)%
12-Month Breakeven[8]	$[0.19]	[0.95]%	$[0.19]	[0.95]%

1.
The breakeven analysis assumes that the Shares have a constant month end Fund net asset value and is based on $20.00 as the net asset value per Share. See “Charges” on page 46 for an explanation of the expenses included in the Breakeven Table.

2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, the Distributor and the Marketer.

3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of each Fund.

4.
Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund.

6.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.
Interest income currently is estimated to be earned at a rate of 0.05%, based upon the yield on 3-month U.S. Treasury bills as of January 20, 2010. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.
You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.
Each Fund will be subject to (i) a Management Fee of [0.85]% per annum and (ii) brokerage commissions and fees of [0.15]% per annum. Each Fund will be subject to fees and expenses in the aggregate amount of [approximately] [1.00]% per annum. Each Fund will be successful only if each of their annual returns from the Gold Investments and Index Investments, including annual income from 3-month U.S. Treasury bills, exceeds [approximately] [1.00]% per annum. The Funds are expected to earn 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of January 20, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund would be required to earn [approximately] [0.95]% per annum, assuming that each Fund has not experienced either gains or losses resulting from investing in the Gold Investments and Index Investments, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

Breakeven Table

	Dollar Amount and Percentage of Expenses Per Fund
	Superfund Gold Small Cap Equity Fund[9]		Superfund Gold World Equity Fund[9]
Expense[1]	$	%	$	%
Management Fee[2]	$[0.17]	[0.85]%	$[0.17]	[0.85]%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees[4]	$[0.03]	[0.15]%	$[0.03]	[0.15]%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%	$0.00	0.00%
Interest Income[7]	$(0.01)	(0.05)%	$(0.01)	(0.05)%
12-Month Breakeven[8]	$[0.19]	[0.95]%	$[0.19]	[0.95]%

1.
The breakeven analysis assumes that the Shares have a constant month end Fund net asset value and is based on $20.00 as the net asset value per Share. See “Charges” on page 46 for an explanation of the expenses included in the Breakeven Table.

2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, the Distributor and the Marketer.

3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of each Fund.

4.
Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund.

6.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.
Interest income currently is estimated to be earned at a rate of 0.05%, based upon the yield on 3-month U.S. Treasury bills as of January 20, 2010. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.
You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.
Each Fund will be subject to (i) a Management Fee of [0.85]% per annum and (ii) brokerage commissions and fees of [0.15]% per annum. Each Fund will be subject to fees and expenses in the aggregate amount of [approximately] [1.00]% per annum. Each Fund will be successful only if each of their annual returns from the Gold Investments and Index Investments, including annual income from 3-month U.S. Treasury bills, exceeds [approximately] [1.00]% per annum. The Funds are expected to earn 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of January 20, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund would be required to earn [approximately] [0.95]% per annum, assuming that each Fund has not experienced either gains or losses resulting from investing in the Gold Investments and Index Investments, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

Breakeven Table

	Dollar Amount and Percentage of Expenses Per Fund
	Superfund Gold Commodities Fund[9]
Expense[1]	$	%
Management Fee[2]	$[0.17]	[0.85]%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$[0.03]	[0.15]%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Interest Income[7]	$(0.01)	(0.05)%
12-Month Breakeven[8]	$[0.19]	[0.95]%

1.
The breakeven analysis assumes that the Shares have a constant month end Fund net asset value and is based on $20.00 as the net asset value per Share. See “Charges” on page 46 for an explanation of the expenses included in the Breakeven Table.

2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, the Distributor and the Marketer.

3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of each Fund.

4.
Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund.

6.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.
Interest income currently is estimated to be earned at a rate of 0.05%, based upon the yield on 3-month U.S. Treasury bills as of January 20, 2010. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.
You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.
Each Fund will be subject to (i) a Management Fee of [0.85]% per annum and (ii) brokerage commissions and fees of [0.15]% per annum. Each Fund will be subject to fees and expenses in the aggregate amount of [approximately] [1.00]% per annum. Each Fund will be successful only if each of their annual returns from the Gold Investments and Index Investments, including annual income from 3-month U.S. Treasury bills, exceeds [approximately] [1.00]% per annum. The Funds are expected to earn 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of January 20, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund would be required to earn [approximately] [0.95]% per annum, assuming that each Fund has not experienced either gains or losses resulting from investing in the Gold Investments and Index Investments, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

     Reports to Shareholders
     The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at [http://www.superfund.com]. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
Cautionary Note Regarding Forward-Looking Statements
     This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.
     You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.
THE SHARES ARE SPECULATIVE AND
INVOLVE A HIGH DEGREE OF RISK.

ORGANIZATION CHART

SUPERFUND GOLD LARGE CAP EQUITY FUND	SUPERFUND GOLD MID CAP EQUITY FUND
SUPERFUND GOLD SMALL CAP EQUITY FUND	SUPERFUND GOLD WORLD EQUITY FUND
SUPERFUND GOLD COMMODITIES FUND

THE RISKS YOU FACE
     You could lose money investing in Shares of a Fund. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.
The Funds and Market Related Risks
(1) The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by It and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in a Fund’s Shares.
     The Shares of each Fund are designed to maintain the approximate equivalent of a dollar for dollar investment in gold, or the Gold Investment, while seeking appreciation over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time, or the Index Investment. The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Gold Investments and the Index Investments may fluctuate widely. Several factors may affect the prices of the Gold Investments and the Index Investments:
•
Global supply and demand of gold which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of gold;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds; and

•	Global or regional political, economic or financial events and situations.
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.
     The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares of the Fund (i.e., 100,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund is closely related, but not identical to the same forces influencing the prices of the Gold Investments and the Index Investments, trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.
     Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a creation Basket at a discount to the public trading price of the Shares of a Fund or can redeem a redemption Basket at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Fund closely over time.
     The value of a Share of a Fund may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Gold Investments and the Index Investments corresponding to such Fund are traded. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Gold Investments and the Index Investments with respect to each Fund are traded is closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds.
     CFTC and commodity exchange rules impose speculative position limits on market participants, including the Funds, trading in futures contracts on the Gold Investments and the Index Investments. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.
     It is possible that in the future, the CFTC may propose new rules with respect to position limits in futures contracts on the Gold Investments and the Index Investments for traders engaged in indexed-based trading, such as the trading engaged in by the Funds. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund may become unable to issue new Baskets or may become unable to reinvest income in additional futures contracts with respect to the Gold Investments and the Index Investments, to the extent these activities would cause the Fund to exceed the applicable position limits. A limit on the number of gold futures contracts that the Fund may invest in may have an impact on the ability on the Fund to acquire its dollar for dollar gold position. Limiting the size of the Fund may affect the correlation between the price of the Shares of the Fund, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares in the Fund trading at a premium or discount to net asset value of the Fund.
     All accounts controlled by the Managing Owner, including the accounts of the Funds, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the Managing Owner may modify the trading decisions for the Funds or be forced to liquidate certain futures positions, possibly resulting in losses.
     Each Fund purchases gold futures contracts traded on the NYMEX under the trading symbol “GC” in connection with its Gold Investment. For speculative position limits purposes, investors in the NYMEX GC gold contracts are limited to 6,000 net futures equivalent in any one month or all months, but may not exceed 3,000 in the spot month.
     Below is a chart that sets forth certain relevant information, including current speculative position limits for each Index Investment that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Fund	Index Investment		Speculative Position Limits
	Exchange	Symbol

Large Cap Equity Fund	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures
100,000 E-mini Standard and Poor’s 500 Stock Price IndexTM Futures contracts or equivalent contracts net long or net short in all contract months combined, subject to the next sentences. (20,000 Standard and Poor’s 500 Stock Price Index contracts or equivalent contracts net long or net short in all contract months combined. For purposes of this rule an E-Mini Standard and Poor’s 500 Stock Price Index futures contract shall be deemed to be equivalent to one-fifth (0.20) of a Standard and Poor’s 500 Stock Price Index futures contract.)

	CME	ES

Mid Cap Equity Fund	E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures
25,000 E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures contracts or equivalent contracts net long or net short in all contract months combined, subject to the next sentences. (5,000 Standard and Poor’s MidCap

	CME	EMD

Fund	Index Investment		Speculative Position Limits
	Exchange	Symbol

400 Stock Price Index contracts or equivalent contracts net long or net short in all contract months combined. For purposes of this rule an E-Mini Standard and Poor’s MidCap 400 Stock Price Index futures contract shall be deemed to be equivalent to one-fifth (0.20) of a Standard and Poor’s MidCap 400 Stock Price Index futures contract.)

Small Cap Equity Fund	Russell 2000® Index Mini Futures		50,000 – single month
	ICE	TF	50,000 – all months

World Equity Fund	E-Mini MSCI EAFE Index Futures		10,000 contracts net long or net short in all contract months combined.
	CME	EFE

Commodities Fund	S&P GSCI TM Commodity Index Futures		10,000 contracts net long or net short in all contract months combined.
	CME	GI

Legend:
“CME” means Chicago Mercantile Exchange, Inc., or its successor.
“ICE” means ICE Futures U.S., Inc., or its successor.

(4) A Fund’s Performance, which Reflects the Results of its Gold Investments, Index Investments and Treasuries, May Not Always Replicate Exactly the Changes in the Level of the Index Underlying its Index Investments.
     Because each Fund attempts to maintain, through its Gold Investments, the approximate equivalent of a dollar for dollar investment in gold while investing in the Index Investments, each Fund may not retain sufficient funds to permit a Fund to gain its full exposure to the Index Investments, and in turn, the performance of a Fund’s Index Investment will not fully replicate the changes in the level of the index underlying its Index Investments.
     Furthermore, a Fund may not fully replicate the changes in the level of the index underlying its Index Investments due to disruptions in the markets for the relevant and underlying index components, the imposition of speculative position limits on the underlying index components (as discussed in “The Risks You Face – (3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds”), or due to other extraordinary circumstances. As the applicable Fund approaches or reaches position limits with respect to certain futures contracts that reference the Gold Investments or the Index Investments, the applicable Fund may commence investing in other comparable futures, forwards or swaps contracts that, in the commercially reasonable judgment of the Managing Owner, tend to exhibit trading prices that correlate with a futures contract that reference the corresponding Gold Investments or the Index Investments. In addition, the Funds are not able to replicate exactly the changes in the level of their respective underlying indexes through their Index Investments because the total return generated is changed due to their dollar for dollar investment in gold, is reduced by expenses and transaction costs, including those incurred in connection with the Funds’ trading activities, and increased by interest income from the Funds’ holdings of short-term high credit quality fixed income securities.

(5) None of the Funds Are Actively or Traditionally Managed and Each Tracks its Index Investments During Periods in which the Index Investments Are Flat or Declining as well as when the Index Investments Are Rising.
     None of the Funds are actively managed by traditional methods. Therefore, if positions are declining in value, a Fund will not close out such positions. Through the Fund’s Index Investments, the net asset value of each Fund may track its Index Investments during periods in which the Index Investments are flat or declining as well as when the Index Investments are rising. Although each Fund is not actively managed, each Fund’s trading results and their goal to achieve their investment objectives are dependent, in part, upon the skills of the Managing Owner and its trading principals.
(6) A Change in the Ownership of the Index Underlying the Index Investment of a Fund May Change the Determination or Valuation Methodology of the Underlying Index in a Manner that May be Adverse to the Index Investments, and in turn, the Value of Your Shares.
     The indexes underlying the Index Investments may be sold from time-to-time. Upon completion of a sale of an underlying index, there can be no assurance that a new index sponsor will not change the determination or valuation methodology of the applicable index in a manner that may be adverse to the Index Investments, and in turn, the value of your Shares.
(7) Cessation of Publication of the Index Underlying the Corresponding Index Investments May Materially and Adversely Affect the Activities of the Index Investments, and in turn, the Managing Owner May Terminate the Affected Fund.
     Each index underlying the corresponding Index Investment is administered, calculated and published by an index sponsor, which has the right to cease publication of such index at its discretion at any time. Certain index sponsors have agreed with the commodities exchange upon which the Index Investments trade to negotiate in good faith with the commodities exchange if the index sponsor has determined to cease publication of the relevant index in order to permit the exchange to continue to calculate the discontinued index and in turn to permit the Index Investments to continue to trade on such commodity exchange.
However, even if the index sponsor satisfied its obligations under its agreement with the commodities exchange, the Managing Owner may, nevertheless, determine that, upon cessation of publication of an index, it may become inadvisable to invest in the Index Investments. Furthermore, if the Managing Owner also determined that no adequate substitute to the Index Investment exists, the Managing Owner may ultimately decide to liquidate the affected Fund.
(8) You Have No Recourse to the Index Sponsors or Their Successors of Each Index Underlying the Corresponding Index Investments.
     The Shares of each Fund are not sponsored, endorsed, sold or promoted by the index sponsors or their successors, or the Index Sponsors, of each index underlying the corresponding Index Investments. The Index Sponsors make no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the corresponding index including, without limitation, all sub-indexes, to track the appropriate market performance. The indexes are determined and composed by the Index Sponsors and calculated by the Index Sponsors or their agents without regard to the Funds. The Index Sponsor has no obligation to take the needs of the Funds or the Shareholders into consideration in determining, composing or calculating the relevant index. The Index Sponsors are not responsible for and have not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Baskets. The Index Sponsors have no obligation or liability in connection with the administration, marketing or trading of the Shares.
     The Index Sponsors do not guarantee the accuracy or the completeness of the relevant index or any data included therein, and the Index Sponsors disclaim any and all liability for any errors, omissions, or interruptions therein. The Index Sponsors make no warranty, express or implied, as to the results to be obtained by the Funds, the Shareholders or any other person or entity from use of the relevant index or any data included therein. The Index Sponsors make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the relevant indexes or any data included therein. Without limiting any of the foregoing, the Index Sponsors expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.
(9) The Asset Class Underlying the Index Investments May Either Underperform or Outperform the Sector of the Applicable Fund.
     The securities or commodities in the underlying index of each Index Investment may underperform the returns of other securities, commodities or related indexes that track other industries, groups of industries, markets, asset classes or sectors. Various types of securities, commodities or related indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities and/or commodities markets, as applicable.
(10) The NYSE Arca May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.
     Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.
(11) The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in such Fund at the Time of Disposition of Your Shares.
     Although the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of a Fund will develop or will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.
(12) The Shares of each Fund Are New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.
     The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares of the Funds that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.
(13) As the Managing Owner and its Principals have No History of Operating Investment Vehicles like the Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds.
     The Managing Owner has no history of operating investment vehicles like the Funds. The past performances of the Managing Owner’s management of other commodity pools, when available, are no indication of its ability to manage investment vehicles such as the Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.
(14) You Will Be Relying on the Managing Owner and its Principals Alone to Direct the Funds’ Investment and Daily Activities.
     The incapacity of one or more of the Managing Owner’s principals could have a material and adverse effect on its ability to discharge its obligations under the Trust Agreements. In turn, the value of your Shares may be adversely affected.

(15) Each Fund Is a Newly Formed Entity and Each Fund Has No Performance History for You to Evaluate; You May Not Rely on Index Investment Results in Deciding Whether or Not to Invest in a Fund.
     Each Fund is a newly formed entity and thus each Fund has no performance history for you to evaluate when making your investment decision. Although past performance is not necessarily indicative of future results, if each Fund had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in each Fund. Likewise, each Index Investment has a history which might be indicative of the future Index Investment results, or of the future performance of each applicable Fund. Therefore, you will have to make your decision to invest in each Fund on the basis of limited information. The past performance of the Managing Owner or its affiliates is not necessarily indicative of the future results of any Fund.

(16) Price Variability May Possibly Cause the Total Loss of Your Investment.
     Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Furthermore, the price of gold and the price of the Index Investments may decrease substantially and rapidly. Consequently, you could lose all or substantially all of your investment in any Fund.
     The Managing Owner expects the performance of each Fund to be volatile.
     The following table reflects the highest and lowest monthly gains and losses during the five year period from October 1, 2004 to September 30, 2009 with respect to each Gold Investment and Index Investment (except with respect to the Index Investment E-Mini MSCI EAFE Index Futures, which commenced trading on March 20, 2006):

Gold Investment or Index Investment		Highest Monthly
Exchange	Symbol	Gain (Month/Year)	Loss (Month/Year)

Gold Futures		13.65%	-17.84%
NYMEX	GC	(11/08)	(10/08)

E-mini Standard and Poor’s 500 Stock Price IndexTM Futures		9.47%	-17.26%
CME	ES	(4/09)	(10/08)

E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures		14.78%	-22.17%
CME	EMD	(4/09)	(10/08)

Russell 2000® Index Mini Futures		15.52%	-20.92%
ICE	TF	(4/09)	(10/08)

E-Mini MSCI EAFE Index Futures		13.99%	-20.47%
CME	EFE	(5/09)	(10/08)

S&P GSCI TM Commodity Index Futures		21.16%	-27.93%
CME	GI	(5/09)	(10/08)

Legend:
“CME” means Chicago Mercantile Exchange, Inc., or its successor.
“ICE” means ICE Futures U.S., Inc., or its successor.
“NYMEX” means the New York Mercantile Exchange Inc., or its successor.

(17) Because each Fund’s Trading will be Leveraged, a Relatively Small Movement in the Price of a Contract May Cause Greater Losses.
          The long futures positions with respect to each of the Gold Investment and the Index Investment of each Fund will each have a notional value approximately equal to each Fund’s net asset value. Accordingly, the aggregate notional amount of the futures positions held by each Fund through its Gold Investment and Index Investment is expected to be approximately, but not in excess of, 200% of each Fund’s net asset value, upon establishment. Holding futures positions with a notional amount in excess of each Fund’s net asset value constitutes a form of leverage. The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of the Gold Investment and the Index Investment of each Fund.
          Each Fund’s losses would be greater as a result of its leverage than would be the case were each Fund to limit its overall exposure to its Gold Investment and Index Investment to an aggregate notional value of 100% of the Fund’s net assets.
     As a result of its use of leverage, each Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 5-15% of its net assets, as applicable. This represents margin deposit requirements approximately twice as great as would be required if each Fund did not use leverage. Similarly, as a result of its use of leverage, each Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally will be proportional to each Fund’s leverage ratio.
(18) Leverage Will Fluctuate and May be Greater or Less than the Established Leverage Ratio of 2:1.
     Although each Fund does not establish positions in the Gold Investments and the Index Investments that exceed a leverage ratio of 2:1 at the time of establishment, movements in the market price of each Fund’s futures positions may increase or decrease the Fund’s leverage ratio. Any such increase or decrease, respectively, in the Fund’s leverage ratio will magnify or decrease, respectively, the potential for loss or gain of the Fund’s futures positions and, in turn, the value of your Shares.
(19) Forward and Swap Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in a Fund Not Realizing a Trading Gain.
     If speculative position limits with respect to either the Gold Investments and/or the Index Investments have been reached, the Managing Owner may determine that a Fund may trade forward or swap contracts through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the Commodity Futures Trading Commission, or CFTC, regulatory scheme or the statutory scheme of the Commodity Exchange Act.
     Markets in which a Fund may effect forwards and swap agreements are the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes a Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing such Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where a Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various forwards and swaps counterparties and dealers have demonstrated certain risks of a Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, each Fund faces the risk of non-performance by the counterparties to the forward and swap contracts and such non-performance may cause some or all of a Fund’s gain, if any, on its forward trading to be unrealized.
(20) Forwards, Swaps and Other Derivatives Are Not Subject to CFTC Regulation; the Funds Could Incur Losses due to Counterparty Default and Regulatory Risk of Proposed New Laws.
     If speculative position limits with respect to either the Gold Investments and/or the Index Investments have been reached, the Managing Owner may determine that a Fund may trade swaps and other off-exchange contracts in addition to forward contracts. Swap agreements involve trading income streams such as a fixed rate payment for a floating rate payment. These instruments are generally traded over the counter in unregulated markets and participants must rely on the creditworthiness of their counterparties to fulfill their obligations of the transaction. Each Fund will not receive the protections provided by the CFTC’s regulatory scheme with respect to these transactions. Legislative proposals that have been introduced in Congress in 2009 such as the Over-the-Counter Derivatives Market Act of 2009 would govern the current unregulated forward and swaps markets and participants in these markets. Such legislation would require certain forwards and swaps to be traded on regulated exchanges and cleared through clearinghouses, the federal registration of dealers and major swap participants (it is possible that a Fund could be considered to be a major swap participant depending on the volume and nature of its transactions), impose new margin and collateral requirements, impose position limits on the number of transactions a trader may engage in, require the reporting to regulators and/or swap repositories of transactions, among other regulatory requirements. These proposed regulatory developments could materially affect the decision of the Managing Owner to transact forwards and swaps, the manner in which a Fund engages in these transactions and the costs of such transactions. The failure of a counterparty to fulfill its obligations under an off-exchange contract could result in losses for each Fund.
(21) A Computer Systems Failure Could Result in Losses for the Funds.
     The Managing Owner’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to failures by third parties upon which such systems are dependent or the failure of the Managing Owner’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause a Fund to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could also cause a temporary delay in reports to investors. Similarly, a systems failure of a Fund’s futures brokers or forward or swap dealers or of any exchange on which the Fund is trading could cause a Fund to experience significant trading losses or to miss opportunities for profitable trading.
(22) Unusually Long Peak-to-Valley Drawdown Periods With Respect To an Index Investment of a Fund May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of the Corresponding Fund.
     Although past Index Investment performance is not necessarily indicative of future Index Investment performance, the peak-to-valley drawdown periods that an Index Investment may experience may be unusually long and may last for multi-year drawdown periods.
     Because a Fund’s performance may be, to a large extent, based upon the performance of its Index Investment, a Fund would suffer a continuous drawdown during the period that the corresponding Index Investment suffers such a drawdown period, and in turn, the value of your Shares will also suffer.
(23) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.
     Each Fund is subject to fees and expenses described herein which are payable irrespective of profitability. See “Breakeven Table” on page 13. Consequently, depending upon the performance of each Fund and the interest rate environment, the expenses of each Fund could, over time, result in losses to your investment in a Fund. You may never achieve profits, significant or otherwise, by investing in a Fund.
(24) A Fund Will Experience a Loss if it is Required to Sell Treasuries at a Price Lower than the Price at which They were Acquired.
     The value of Treasuries generally moves inversely with movements in interest rates. If a Fund is required to sell Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss.
(25) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.
     You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds, the Funds may be adversely affected.
(26) Lack of Liquidity in the Markets in Which a Fund Trades Could Make It Impossible to Realize Profits or Limit Losses.
     Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.
     Unexpected market illiquidity has caused major losses in the recent past in such sectors as emerging markets, mortgage-backed securities and other credit related instruments. There can be no assurance that the same will not happen in the futures markets generally, or in certain futures markets, at any time or from time-to-time. The large size of the positions a Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

     United States commodity exchanges impose limits over the amount the price of some, but not all, futures contracts may change on any day. If a market has moved adversely to a Fund’s position and has reached the daily price limit, it may be impossible for the Fund to liquidate its position until the limit is expanded by the exchange or the contract begins to trade away from the limit price. In addition, even if futures prices have not reached the daily price limit, a Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
(27) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.
     Each Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. Each Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.
(28) Because Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.
     Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.
(29) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
     The Funds are subject to numerous actual and potential conflicts of interest, including: (1) the Managing Owner will not select any other trading advisor for the Funds even if doing so would be beneficial to the Funds; (2) the affiliation between the Managing Owner and Superfund Asset Management, Inc. creates an incentive for the Managing Owner to retain Superfund Asset Management, Inc. as the Introducing Broker; (3) the affiliation between the Managing Owner and Superfund USA, Inc. creates an incentive for the Managing Owner to retain Superfund USA, Inc. as the Distributor and Marketer; and (4) the proprietary trading of the Managing Owner, its principals, or of the Funds’ Commodity Brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Funds making it more difficult for the Funds to enter positions at favorable prices. See “Conflicts of Interest.”
     Because the Managing Owner has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner cannot assure that conflicts of interest will not result in losses for the Funds.
(30) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because a Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of each Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, a Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or a Fund may not recover any assets at all, even though certain property specifically traceable to a particular Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”
     In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
(31) Lack of Independent Advisers Representing Investors.
     The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.
(32) Possibility of Termination of a Fund May Adversely Affect Your Portfolio.
     The Managing Owner may withdraw from a Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Furthermore, the Managing Owner may make the determination that a Fund should be terminated for any reason or no reason at all. Neither the Managing Owner nor its principals are under any obligation to devote a minimum amount of time to the operation of a Fund. Owners of 50% of the Shares of any Fund have the power to terminate the Fund. If it is so exercised, investors who may wish to continue their initial investment in a Fund will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares, the Funds; Summary Description of Certain Material Terms of the Amended and Restated Trust Agreements – Dissolution and Termination of the Funds” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds.
(33) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.
     As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect management and the Funds are not required to pay regular distributions, although the Funds may pay distributions in the discretion of the Managing Owner).
(34) An Investment in Shares of a Fund May Be Adversely Affected by Competition From Other Methods of Investing in the Index Investments.
     The Funds constitute a relatively new, and thus initially untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the Index Investments industries, other securities backed by or linked to such Index Investments, and direct investments in the underlying Index Investments. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such Index Investments directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.
(35) Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in Shares.
     While the Managing Owner believes that all intellectual property rights needed to operate the Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Funds. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Funds and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds.
(36) The Value of the Shares Will be Adversely Affected if a Fund is Required to Indemnify the Trustee or the Managing Owner.
     Under the Funds’ Trust Agreements, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence, bad faith or willful misconduct. That means the Managing Owner may require the assets of one or more of the Funds to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Funds and, in turn, the value of its corresponding Shares.
(37) The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of the Net Asset Value Calculation.
     Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open futures contracts. Under normal circumstances, the net asset value of each Fund reflects the settlement price of open futures contracts on the date when the net asset value is being calculated. However, if a futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be overstated or understated, perhaps to a significant degree.
The Funds and Regulatory Related Risks
(38) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.
     None of the Funds are registered as an investment company under the Investment Company Act of 1940, and none of them are required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies.
(39) Each Fund May Trade in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets.
     If speculative position limits with respect to either the Gold Investments and/or the Index Investments have been reached, a portion of a Fund’s trades may take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, National Futures Association, or NFA, or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the applicable Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.
     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for a Fund to repatriate some or all of the Fund’s assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

(40) Regulatory Changes or Actions May Alter the Nature of an Investment in a Fund.
     Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement its investment strategy.
     The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on a Fund is impossible to predict, but could be substantial and adverse.
The Funds and Tax Related Risks
(41) Shareholders of a Fund Will Be Subject to Taxation on Their Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
     Shareholders in a Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders in a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.
(42) Items of Income, Gain, Loss and Deduction With Respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by a Fund in Allocating Such Tax Items.
     U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund will apply certain assumptions and conventions in an attempt to comply with the applicable rules and to report items of income, gain, loss and deduction to Shareholders in such Fund in a manner that reflects the
Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of the applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.
(43) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.
     Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.
     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER FOR DIFFERENT INVESTORS.

The Funds and Gold Investment Related Risks
(44) Gains, If Any, From a Fund’s Futures Trading With Respect to the Corresponding Index Investment May Be Offset by Losses on Its Gold Investment, and Gains, If Any, on Its Gold Investment May be Offset by Losses From Its Futures Trading With Respect to the Corresponding Index Investment, Resulting in No Gains or Aggregate Losses for the Fund.
     An investment in a Fund is not equivalent to an investment in gold. Rather, it is an investment in a product that combines a Gold Investment and an Index Investment. The Gold Investment is intended to de-link each Fund’s net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Fund’s net asset value in terms of gold.

Consequently, if the U.S. dollar value of gold declines, gains, if any, from the Fund’s futures trading in connection with the Index Investments may not be sufficient for the Fund to avoid a decline in the net asset value of its Shares expressed in U.S. dollars, the currency in which Shares are redeemed. Likewise, losses from a Fund’s futures trading in connection with the Index Investments may be greater than any increase in the U.S. dollar value of gold resulting in a decline in the net asset value of the Shares. Additionally, there can be no assurance that, if the value of gold declines relative to the U.S. dollar, there will be any corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in U.S. dollars.
(45) A Fund May Reduce Its Gold Investment or Its Futures Trading Activity With Respect to the Corresponding Index Investment If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in the Fund.
     If the margin requirements for a Fund’s Gold Investment should increase substantially, the Managing Owner, in its discretion, may reduce, or eliminate, the Fund’s Gold Investment so as to be able to continue the Fund’s futures trading activity with respect to investing in exchange listed futures contracts on the corresponding Index Investment. If the Managing Owner reduces a Fund’s Gold Investment, the Fund will not achieve its objective of maintaining a Gold Investment approximately equal to the net asset value of the Fund, possibly resulting in a lost profit opportunity if the value of gold should thereafter appreciate relative to the U.S. dollar and possibly resulting in a decline in purchasing power of the net asset value of the Fund, expressed in U.S. dollars, if the appreciation in the U.S. dollar value of gold is the result of inflation in the U.S. dollar price of goods and services. Conversely, the Managing Owner, in its discretion, may reduce, or eliminate, the Fund’s futures trading activities with respect to investing in exchange listed futures contracts on the corresponding Index Investment so as to be able to maintain the Fund’s Gold Investment. If the Managing Owner reduces a Fund’s futures trading activity with respect to investing in exchange listed futures contracts on the corresponding Index Investment, the Fund’s investment objective of reflecting a certain sector through investing in exchange listed futures contracts on the corresponding Index Investment may be impaired and the performance of the Fund will become more similar to the performance of an unleveraged investment in gold.
(46) The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Shares, Possibly Resulting in an Overall Loss on Your Investment.
     While generally advancing, the price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including: global gold supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as South Africa, the United States and Australia; investors’ expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of investment funds; and global or regional political, economic or financial events and situations. You should be aware that there is no assurance that gold will maintain its value against the U.S. dollar in terms of purchasing power. There can be no assurance that the price of gold will continue to advance or not decline. Unless offset by trading profits from the Index Investments and interest income, a decline in the price of gold will result in a decline in the net asset value of the Shares expressed in U.S. dollars, the currency in which Shares are redeemed, possibly resulting in an overall loss on your investment.
(47) Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Shares, Possibly Resulting in an Overall Loss on Your Investment.
     The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of the Shares. For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Shares. Moreover, substantial sales of gold by the official sector could adversely affect an investment in the Shares. The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets. Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement. In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply. Consequently, the price of gold could decline significantly, which would adversely affect the value of the Shares expressed in U.S. dollars, the currency in which Shares are redeemed, possibly resulting in an overall loss on your investment.
(48) Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Shares and a Loss on Your Investment in a Fund.
     A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward. This could result in increased hedging by gold mining companies and short selling by speculators, which could adversely affect the price of gold and thus the value of the Shares expressed in U.S. dollars, the currency in which Shares are redeemed, possibly resulting in an overall loss on your investment in a Fund.

     In addition to the risks disclosed above, investors in each of the Funds will be also be subject to risk factors that may be either common among some or all of the Funds or particular only to certain specific Funds. These additional risk factors follow below.
Risks Related to Investments in the Large Cap
Equity Fund, Mid Cap Equity Fund, Small Cap
Equity Fund, and World Equity Fund
     The following risk factors apply to the Large Cap Equity Fund, Mid Cap Equity Fund, Small Cap Equity Fund, and World Equity Fund, or collectively, the Equity Funds.
(49) To the Extent that the Index Underlying an Index Investment is Concentrated in Certain Securities, Such Concentration May Amplify Certain Potentially Adverse Effects Upon the Corresponding Equity Fund.
     To the extent that the index underlying an Index Investment is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Equity Funds may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class.
(50) The Equity Funds are Subject to Issuer Risk.
     The performance of the Index Investments with respect to each Equity Fund depends upon the performance of individual companies comprising the corresponding index. Any issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the Index Investments, and in turn, the Equity Funds.
(51) The Equity Funds are Subject to Market Risk.
     The Equity Funds’ net asset values are based, in part, upon the changes in the value of the underlying Index Investments, which in turn, react to securities market movements. You could lose money over short periods due to fluctuations in the Equity Funds’ net asset values in response to short term market movements and over longer periods during market downturns. Securities may decline in value due to factors affecting the securities markets generally or particular industries represented in the markets. The value of a security may decline due to general market conditions, economic trends or events that are not specifically related to the issuer of the security or to factors that affect a particular industry or industries. Equity securities are subject to volatile changes in value that may be attributable to market perception of an individual issuer or to general stock market fluctuations that affect all issuers. Investments in equity securities may be more volatile than investments in other asset classes. During a general economic downturn in the securities markets, multiple asset classes may be negatively affected, which would adversely affect the Index Investments, and ultimately the Shares of the Equity Funds.
(52) A Liquid Trading Market for Shares of the Issuers Underlying the Index Investments May Not Develop or Exist, which in turn, May Adversely Affect the Value of the Shares of your Equity Funds.
     Although most of the shares of the issuers underlying the Index Investments, or Portfolio Securities, are listed on national securities exchanges, the principal trading market for certain of the Portfolio Securities may be in the over-the-counter market. The existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.
     There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities. The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent, which would then adversely affect the value of the Index Investments of the affected Equity Funds, and in turn, the value of your Shares.
Risks Related to the Large Cap Equity Fund and
the Mid Cap Equity Fund
     Investors in the Large Cap Equity Fund and the Mid Cap Equity Fund have the following underlying risks that are associated with the Large Cap Equity Fund’s and the Mid Cap Equity Fund’s Index Investments, respectively.
(53) Investment in the Large Cap Equity Fund or the Mid Cap Equity Fund Involves the Risks Inherent in an Investment in any Equity Security.
     An investment in the Large Cap Equity Fund or the Mid Cap Equity Fund is subject to the risks of any investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. The value of
Shares may fluctuate in accordance with changes in the financial condition of the issuers of Shares, the value of common stocks generally and other factors. The identity and weighting of component stocks of the relevant indexes and the shares underlying each Index Investment also change from time to time.
     The financial condition of the issuers may become impaired or the general condition of the stock market may deteriorate which may then cause a decrease in the value of the Index Investments of either the Large Cap Equity Fund or the Mid Cap Equity Fund and thus in the corresponding value of your Shares. Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.
     Holders of common stocks of any given issuer incur more risk than holders of preferred stocks and debt obligations of the issuer because the rights of common stockholders, as owners of the issuer, generally are inferior to the rights of creditors of, or holders of debt obligations or preferred stocks issued by, such issuer. Further, unlike debt securities that typically have a stated principal amount payable at maturity, or preferred stocks that typically have a liquidation preference and may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.
     There can be no assurance that the issuers of Shares will pay dividends. Distributions generally depend upon the declaration of dividends by the issuers of Shares and the declaration of such dividends generally depends upon various factors, including the financial condition of the issuers and general economic conditions. If an issuer discontinues the payment of dividends, the issuer’s shares may decrease in value, which may then adversely impact both the index underlying the Index Investments and ultimately the value of the Shares of the Funds.

Risks Related to the Small Cap Equity Fund
     Investors in the Small Cap Equity Fund have the following underlying risks that are associated with the Small Cap Equity Fund’s Index Investments.
(54) The Small Cap Equity Fund is Subject to Additional Risks Specific to Smaller Companies.
     Many of the companies included in the index underlying the Index Investments of the Small Cap Equity Fund may be considered small-capitalization companies. Stock prices of small-capitalization companies may be more volatile than those of larger companies and therefore the Small Cap Equity Fund’s Share price may be more volatile than those of funds that track larger-capitalization companies such as the Large Cap Equity Fund and the Mid Cap Equity Fund. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the investors to buy and sell them. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies also generally have less diverse product lines than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Index Investments of the Small Cap Equity Fund may be more volatile and may adversely impact the value of your Shares.
Risks Related to the World Equity Fund
     Investors in the World Equity Fund have the following underlying risks associated with the World Equity Fund’s Index Investments.
(55) To the Extent that the Performance of the Index Investments of the World Equity Fund Is Based Upon Foreign Securities, the World Equity Fund Will be Subject to the Risks Associated With Investing in Foreign Securities.
     Investments in the securities of non-U.S. issuers are subject to all the risks of investing in the market of such issuers, including, among other factors, market fluctuations caused by economic and political developments. To the extent that the index underlying the Index Investments requires an investment in foreign securities, the World Equity Fund may be subject to increased risk of loss caused by any or all of the factors listed below:
•	Lower levels of liquidity and market efficiency;

•	Greater securities price volatility;

•	Exchange rate fluctuations and exchange controls;

•	Less availability of public information about issuers;

•	Limitations on foreign ownership of securities;

•	Imposition of withholding or other taxes;

•	Imposition of restrictions on the expatriation of the funds or other assets of the World Equity Fund;

•	Higher transaction and custody costs and delays in settlement procedures;

•	Difficulties in enforcing contractual obligations;

•	Lower levels of regulation of the securities market;

•	Weaker accounting, disclosure and reporting requirements; and

•
Legal principles relating to corporate governance, directors’ fiduciary duties and liabilities and stockholders’ rights in markets in which the World Equity Fund invests may not be as extensive as those that apply in the United States.

(56) The World Equity Fund May be Subject to Geographic Risks.
     Certain markets included in the index underlying the Index Investment of the World Equity Fund are located in parts of the world that have historically been prone to natural disasters such as earthquakes, volcanoes, droughts, floods and tsunamis or are economically sensitive to environmental events. Any natural disaster in these markets may have a significant adverse impact on the economies of these geographic areas and in turn the Index Investment, which would then adversely impact the value of your Shares.

(57) Adverse Economic Events in Any One Asian Country May Have a Significant Economic Effect on the Entire Asian Region, and in turn, the Value of Your Shares in the World Equity Fund.
     Certain Asian economies have experienced over-extension of credit, currency devaluations and restrictions, high unemployment, high inflation, decreased exports and economic recessions. Economic events in any one country may have a significant and adverse economic effect on the entire Asian region as well as on major trading partners outside Asia. Furthermore, any adverse event in the Asian markets may have a significant adverse ripple effect on other Asian economies.
(58) Adverse Economic Events Affecting Certain Sectors or Key Trading Partners May Have a Significant Economic Effect on the Australasia Region, and in turn, the Value of Your Shares in the World Equity Fund.
     The economies of Australasia, which includes Australia and New Zealand, are dependent on exports from the agricultural and mining sectors. This makes Australasian economies susceptible to fluctuations in the commodity markets. Australasian economies are also increasingly dependent on their growing service industries. Because the economies of Australasia are dependent on the economies of Asia, Europe and the United States as key trading partners and investors, reduction in spending by one or more of these trading partners on Australasian products and services or negative changes in one or more of these economies may cause an adverse impact on the Australasian economies.
(59) Adverse Economic Events Affecting the European Union May Have a Significant Economic Effect on the European Union and Other Major Trading Partners, and in turn, the Value of Your Shares in the World Equity Fund.
     The economic and monetary union of the European Union, or the EU, requires compliance with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls, each of which may significantly affect every country in Europe. Decreasing imports or exports, changes in governmental regulations on trade, changes in the exchange rate of the Euro and recessions among EU members may have a significant adverse effect on the economies of other EU members and on major trading partners outside Europe.
(60) The World Equity Fund is Subject to Currency Risk.
     Because the World Equity Fund’s net asset value is determined on the basis of the U.S. dollar, you may lose money if the currency of a foreign market in which the World Equity Fund invests depreciates against the U.S. dollar, even if the local currency value of the World Equity Fund’s holdings in that market increases.
(61) The World Equity Fund May Invest in Less Developed Markets and Will Become Subject to Additional Custody Risk.
     Custody risk refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. Local agents are held only to the standards of care of their local markets. The less developed a country’s securities market is, the greater the likelihood of custody problems.
(62) The World Equity Fund is Subject to Privatization Risk.
     Some countries included in the index underlying the Index Investment of the World Equity Fund have begun a process of privatizing certain entities and industries. Historically, investors in some recently privatized entities have suffered losses due to the inability of the recently privatized company to adjust quickly to a competitive environment or changing regulatory and legal standards or, in some cases, due to re-nationalization of such privatized entities. There is no assurance that such losses will not recur.
(63) The World Equity Fund is Subject to International and Internal Security Risks.
     Some geographic areas included in the index underlying the Index Investment of the World Equity Fund have experienced acts of terrorism or strained international relations due to territorial disputes, historical animosities or other defense concerns. These situations may cause uncertainty in the markets of these geographic areas and may adversely affect the performance of their economies.
Risks Related to the Commodities Fund
     Investors in the Commodities Fund have the following underlying risks that are associated with the Commodities Fund’s Index Investments.
(64) “Backwardation” or “Contango” in the Market Prices of the Commodities that Comprise the Index Underlying the Index Investment Will Affect the Value of Your Shares.
          As the futures contracts in the index that underlies the Index Investment near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. As that contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Historically, the prices of certain commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. While certain commodities have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain commodities will adversely affect the value of the index underlying the Index Investment, and, accordingly, decrease the value of your Shares.
          Conversely, certain of the commodities that comprise the index underlying the Index Investment historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain of these commodities may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain commodities will adversely affect the value of the index underlying the Index Investment, and, accordingly, decrease the value of your Shares.
(65) If the Commodities Fund Does Not Perform in a Manner Non-Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Shares of the Commodities Fund and You May Have No Gains to Offset Your Losses from Other Investments.
     Historically, commodities futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of commodities futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite each other. Because of this non-correlation, the Commodities Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or vice versa. If the Commodities Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will not obtain any diversification benefits by investing in the Shares of the Commodities Fund and you may have no gains to offset your losses from other investments.
(66) Because Investors in the Commodities Fund Gain an Exposure to Gold Through Both the Gold Investments and the Index Investments, Any Negative Movement in the Price of Gold will Decrease the Value of Both the Gold Investments and the Index Investments, and Ultimately the Value of Your Shares.
     Investors should be aware that in addition to investing in a Fund that is gold denominated, the index that underlies the Index Investment of the Commodities Fund includes a gold component. Therefore, if the price of gold falls, the value of both the Gold Investments and the Index Investments of the Commodities Fund will decrease, and in turn, the value of your Shares will be adversely affected.
THE MANAGING OWNER
Description
     Superfund Advisors Inc., a New York corporation incorporated on November 13, 2009, serves as the Managing Owner, commodity pool operator and trading advisor of each Fund and is responsible for the trading and administration of each Fund. The Managing Owner’s offices, and the office of each Fund where its books and records will be kept, are located at 489 Fifth Avenue, New York, New York 10017 and its telephone number is (212) 878-4530.
     The Managing Owner’s sole business is the trading and management of discretionary futures accounts, including commodity pools. The Managing Owner has been registered with the CFTC as a commodity pool operator and has been a member of the NFA since November 24, 2009. As of September 30, 2009, the affiliates of the Managing Owner had approximately $1.0 billion in assets under management worldwide in the futures and forward markets.
     NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
     Pursuant to each Fund’s Trust Agreement, the Managing Owner has the sole authority and responsibility for managing each Fund and for directing the investment and reinvestment of each Fund’s assets.
     The principals of the Managing Owner are Paul Wigdor, Christian Baha, Vito Fossella, Heather Trigg, and Jeffrey E. Kopiwoda. Messrs. Wigdor, Fossella and Kopiwoda also serve as Directors of the Managing Owner. Mr. Wigdor is responsible for the firm’s trading decisions, although the Funds are not “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. The principals of the Managing Owner do not intend to purchase Shares. The background of each of the principals of the Managing Owner is set forth below.
     Paul Wigdor, age 41, is a Director, President and Chief Financial Officer of the Managing Owner, a position he has held since November 2009. Mr. Wigdor was listed as a principal and associated person of the Managing Owner on November 20, 2009 and November 24, 2009, respectively. Mr. Wigdor is President of Superfund USA, Inc. (“Superfund USA”), a position he has held since January 2009. Previously he served as Chief Operating Officer of Superfund USA from November 2008 through
December 2008. Mr. Wigdor was listed as a principal and associated person of Superfund USA on August 13, 2009 and August 14, 2009, respectively. Prior to his employment with Superfund USA, Mr. Wigdor was Chief Operating Officer of Superfund Asset Management, Inc., a SEC registered broker-dealer and a member of the Superfund group of affiliated companies, from May 2006 to November 2008. Prior to joining the Superfund group of affiliated companies, Mr. Wigdor was unemployed during the months of March and April 2006 after having served as Managing Director and General Counsel of Pershing, LLC, a SEC registered broker-dealer, from January 1999 through February 2006. Mr. Wigdor was Legal Counsel at Bear Stearns & Co., Inc., a SEC registered broker-dealer from December 1994 through December 1998 and at the Chicago Board of Options Exchange from October 1993 through December 1994. Mr. Wigdor received his bachelor of arts degree from Brandeis University in 1990 and a law degree from Fordham University’s School of Law in 1993.
     Christian Baha, age 41, is the Managing Owner’s founder and sole owner. Mr. Baha is also Superfund USA’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermogens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He has been listed as a principal of Superfund Capital Management, Inc, a CFTC registered commodity pool operator since May 9, 2001 and was an associated person of that company from May 9, 2001 through February 17, 2009. He is also an associated person and principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He became registered as a principal of Superfund USA on August 13, 2009. He became registered as a principal of the Managing Owner on November 20, 2009. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.
     Vito Fossella, age 44, is a Director, Vice President and Chief Operating Officer of the Managing Owner. He has been employed by the Managing Owner since November 2009. Mr. Fossella was listed as a principal of the Managing Owner on November 20, 2009. Mr. Fossella is Chief Operating Officer of Superfund USA. He has been employed by Superfund USA since February 2009. Previously, Mr. Fossella was an elected member of the U.S. House of Representatives, representing the 13th Congressional District of New York from November 1997. Mr. Fossella receive his bachelors of science degree in economics from the Wharton School of Business and his juris doctorate from the Fordham University School of Law.
     Heather Trigg, age 29, is the Chief Compliance Officer of the Managing Owner and was listed as a principal on November 20, 2009. Ms. Trigg is the Chief Compliance Officer of Superfund USA and was listed as a principal on August 12, 2009. From November 2002 to November 2008, Ms. Trigg worked for Superfund Asset Management, Inc., a SEC registered broker-dealer, where she was responsible for managing the Fund Administration Department. Ms. Trigg graduated from the State University of New York at Buffalo with a Bachelor’s Degree in Psychology in May 2002.
     Jeffrey E. Kopiwoda, age 40, is a director of the Managing Owner. He is also a director of Superfund USA. Mr. Kopiwoda was listed as a principal of the Managing Owner and Superfund USA on November 20, 2009 and August 4, 2009, respectively. Since September, 2007, Mr. Kopiwoda has been President of Superfund Strategies, Inc., a captive consulting firm that provides professional services to other members of the Superfund group of affiliated companies, including consulting services in the fields of product structuring, legal and compliance, finance and software development. From August, 2005, until August, 2007, he served as Chief Legal Officer of Superfund Group Monaco S.A.M. From April, 2004, until July, 2005, he served as General Counsel of Superfund Asset Management, Inc., an introducing broker registered with the CFTC and a member of the NFA in that capacity. From February, 2000, through March, 2004, Mr. Kopiwoda was the principal of his own law firm, which he launched after practicing as an associate attorney for Brown, Udell & Pomerantz, Ltd. from December, 1997, through January, 2000, and previously for Levin & Funkhouser, Ltd. from June, 1995 through November, 1997. He received his Bachelor of Arts degree from the College of Business at Michigan State University in August of 1991, and he received his Juris Doctorate from Chicago-Kent College of Law in June of 1995.
INVESTMENT OBJECTIVES OF THE FUNDS
     The primary objective of each Fund is to maintain the approximate equivalent of a dollar for dollar investment in gold, or the Gold Investment, while seeking appreciation of its assets over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index investment over time, or the Index Investment. The notional value of each Fund’s futures contracts with respect to each of its Gold Investment and Index Investment will be approximately equal to the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions. Therefore, the aggregate notional value of each Fund’s futures contracts with respect to both its Gold Investment and Index Investment will be double the value of the Fund’s Equity, which means each Fund will have a leverage ratio at such time of 2:1. Because the notional value of each Fund’s futures positions in the Gold Investment and the Index Investment will rise or fall over time, the leverage ratio could be higher or lower than the 2:1 leverage ratio. The use of leverage will increase the potential for both trading profits and losses, depending on the changes, positive and negative, in the Gold Investment and the Index Investment.
     As a result of its use of leverage, each Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 5-15% of its net assets, as applicable. This represents margin deposit requirements approximately twice as great as would be required if each Fund did not use leverage. Similarly, as a result of its use of leverage, each Fund will trade more futures contracts and incur more brokerage commission expense than it would if it did not use leverage. The additional amount of brokerage commission expense generally will be proportional to each Fund’s leverage ratio.
     Each Fund is designed to maintain through its Gold Investments a long position in gold futures contracts in a U.S. dollar amount approximately equal to the total capital contributed to each Fund at the time it begins its trading activities and, thereafter, equal to the total capital of each Fund on a daily basis. The Gold Investments of each Fund is intended to de-link the Fund’s net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Fund’s net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Fund, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Furthermore, there can be no assurance that trading losses incurred in the Fund’s Index Investments will not result in overall losses for the Fund, or that the Fund will not reduce its Gold Investments if gold futures margin requirements increase significantly.
     To obtain their dollar for dollar gold position, the Funds will enter into futures contracts to purchase gold in a dollar amount approximately equal to the amount of capital invested in each Fund. The Managing Owner will adjust each Fund’s Gold Investment daily, to reflect additions to and redemptions of a Fund’s capital, as well as to reflect profits and losses from the Fund’s Index Investment and interest income, so as to maintain a Gold Investment with a notional, or face, value approximately equal to the Fund’s net asset value on a daily basis. You should note, however, that because each Fund’s Gold Investment is adjusted daily, profits or losses incurred on a Fund’s Gold Investment or from a Fund’s Index Investment and interest income earned by a Fund may cause the notional, or face, value of a Fund’s Gold Investment intraday to be greater than or less than a Fund’s net asset value at the end of the day.
     An investment in the Shares has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured. There can be no assurance that a Fund will outperform other sectors of an investor’s portfolio or not produce losses.
     Each Fund will hold substantially all of its assets (including those assets used as margin deposits for trading activities) in U.S. government securities and/or interest bearing deposit accounts, segregated by Fund. Accordingly, each Fund, in addition to its potential to profit from its Gold Investments and its Index Investments, will earn interest on all or almost all of its assets.
     The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest in futures.
     Advantages of investing in the Shares include:
•
Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•
Diversification. The Shares may help to diversify a portfolio because historically, investments that include commodities have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

     Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.
     Each Fund pursues its investment objective by investing in a portfolio of exchange-traded futures contracts on the Gold Investments and the Index Investments.
     Each of the following Funds intends to reflect the below sectors:
•
Superfund Gold Large Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a large cap U.S. equity securities index. The Index Investment of the Superfund Gold Large Cap Equity Fund is comprised of E-mini Standard and Poor’s 500 Stock Price IndexTM Futures contracts, or the E-mini S&P 500 futures contracts, traded on the Chicago Mercantile Exchange, Inc., or the CME. The E-mini S&P 500 futures contracts serve as a vehicle to provide an exposure to the benchmark for large-cap U.S. stocks.

•
Superfund Gold Mid Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a mid cap U.S. equity securities index. The Index Investment of the Superfund Gold Mid Cap Equity Fund is comprised of E-mini Standard and Poor’s Midcap 400 Stock Price IndexTM Futures, or the E-mini S&P 400 futures contracts, traded on the CME. The E-mini S&P 400 futures contracts serve as a vehicle to provide an exposure to a significant benchmark for mid-cap U.S. stocks. The E-mini S&P 400 futures contracts reflect an underlying benchmark of 400 medium-sized company stocks. Although past performance is not necessarily indicative of future results, mid-cap equities have historically performed differently from both large-caps and small-caps.

•
Superfund Gold Small Cap Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a small cap U.S. equity securities index. The Index Investment of the Superfund Gold Small Cap Equity Fund is comprised of Russell 2000® Index Mini Futures, or the Russell 2000® Mini futures contracts, traded on the ICE Futures U.S., Inc. The Russell 2000® Mini futures contracts provide an exposure to a recognized benchmark generally reflecting 2000 of the smallest companies in the small cap sector of U.S. equities.

•
Superfund Gold World Equity Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a world equity securities index. The Index Investment of the Superfund Gold World Equity Fund is comprised of E-Mini MSCI EAFE Index Futures, or the E-Mini MSCI EAFE futures contracts, traded on the CME. The E-Mini MSCI EAFE futures contracts serve as a vehicle to provide an exposure to a significant benchmark for international equity. The E-Mini MSCI EAFE futures contracts reflect an underlying benchmark of more than

1,100 companies in Europe, Australasia, and the Far East.

•
Superfund Gold Commodities Fund is designed to maintain the approximate equivalent of a dollar for dollar investment in gold while investing in futures contracts that track a commodities index. The Index Investment of the Superfund Gold Commodities Fund is comprised of S&P GSCITM Commodity Index Futures, or the S&P GSCITM Commodity Index futures contracts, traded on the CME. The S&P GSCITM Commodity Index futures contracts serve as a vehicle to provide an exposure to commodity sector returns. The S&P GSCITM Commodity Index futures contracts reflect an underlying benchmark that measures the returns of 24 commodity futures contracts in the following commodity sectors: energy, precious and industrial metals, agricultural and livestock products.

     If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for any Fund to gain full or partial exposure to Gold Investments or the Index Investments by investing in a specific futures contract, such Fund may invest in an alternative futures contract referencing either gold or the corresponding Index Investments other than the specific contract that the Fund currently invests in. The Managing Owner may invest in an alternative and related futures contracts, forwards or swaps, if, in the commercially reasonable judgment of the Managing Owner, such alternative futures contracts, forwards or swaps tend to exhibit trading prices that correlate with a futures contract that corresponds to the original Gold Investments or Index Investments.
     Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
     Each Fund’s portfolio also will include United States Treasury securities and other high credit quality short-term fixed income securities for deposit with each Fund’s Commodity Broker as margin.
     Under the Trust Declaration of each Fund, the Managing Owner has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.
     The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”
     The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto.
     The most recent end-of-day net asset value of each Fund will be published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.
     End-of-Day Net Asset Value Symbols
     The end-of-day net asset value of each Fund will be published under the following symbols:

Fund	Symbol
Large Cap Equity Fund	[ ]
Mid Cap Equity Fund	[ ]
Small Cap Equity Fund	[ ]
World Equity Fund	[ ]
Commodities Fund	[ ]

     The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at [http://www.superfund.com], or any successor thereto.
     All of the foregoing information will be published under the following symbols:
     Intra-Day Indicative Values Per Share Symbols
     The intra-day indicative value per Share of each Fund will be published under the following symbols:

Fund	Symbol
Large Cap Equity Fund	[ ]
Mid Cap Equity Fund	[ ]
Small Cap Equity Fund	[ ]
World Equity Fund	[ ]
Commodities Fund	[ ]

     The intra-day indicative value per Share of each Fund will be based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Fund’s futures positions. The final net asset value of each Fund and the final net asset value per Share of each Fund will be calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the Fund’s futures contracts will be traded, there will be no effect on the net asset value calculations as a result.
     There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. Each Fund does not have any performance history.
     Role of Managing Owner
     The Managing Owner serves as the commodity pool operator and trading advisor of each Fund.
     With respect to each Fund, the Managing Owner:

•	selects the trustee, administrator, distributor, marketing agent, introducing broker, commodity brokers and auditor;

•	negotiates various agreements and fees;

•
monitors the performance results of each Fund’s portfolio and reallocates assets within such portfolio with a view to maintaining the appropriate level of investment in both the Gold Investment and Index Investment of each Fund in a manner consistent with the applicable investment objective; and

•	performs such other services as the Managing Owner believes that each Fund may from time-to-time require.
     The Managing Owner is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association.
     The Managing Owner’s offices and the offices of each Fund are located at 489 Fifth Avenue, New York, New York 10017 and the telephone number is (212) 878-4530.
     Market Diversification
     As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to one or more of the Funds, each of which invests in futures contracts on gold and on its corresponding Index Investment, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.
MANAGEMENT’S DISCUSSION AND
ANALYSIS OF PROSPECTIVE OPERATIONS
     Each Fund was organized as a series trust on January 15, 2010 under the Delaware Statutory Trust Act. Each Fund is a speculative commodity pool. Each Fund will invest in long positions in exchange-traded futures contracts with respect to its Gold Investment and its applicable Index Investment, each in an amount approximately equal to the total capital of each Fund as of the beginning of operations and, thereafter, on a daily basis.
     There is no way to predict how the Funds’ strategies will perform in the future, and if they do not perform successfully, investors may lose all or substantially all of their investment.
     Although each Fund is designed to maintain a long position in gold in a U.S. dollar amount approximately equal to its total capital adjusted on a daily basis, investors must recognize that an investment in Shares is not the equivalent of an investment in gold. Rather, it is an investment in a product that combines a gold investment with an investment in the applicable exchange-traded futures contract that is intended to track a specific sector. The Gold Investment is intended to de-link each Fund’s net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Fund’s net asset value in terms of gold. Consequently, if a Fund suffers net losses due to losses from its Index Investments, the Managing Owner will generally reduce the size of the Fund’s Gold Investment. Additionally, there can be no assurance that, if the value of gold declines relative to the U.S. dollar, there will be any corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in U.S. dollars.
     Capital Resources
     Each Fund will raise capital only through the sale of Shares offered pursuant to the initial and continuing offering and does not intend to raise any capital through borrowings. Due to the nature of each Fund’s business, each Fund will make no capital expenditures and will have no capital assets which are not operating capital or assets.
     Liquidity
     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect each Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed.

Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, a Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in each Fund’s futures trading operations, each Fund’s assets are expected to be liquid.
     Financial Instrument Risk
     In the normal course of its business, each Fund will be a party to financial instruments with off-balance sheet risk, including exchange traded futures contracts and, possibly from time-to-time, over-the-counter, or OTC, forward contracts and/or swap contracts. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.
     Market risk is the potential for changes in the value of the financial instruments to be traded by each Fund due to market changes. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of a Fund’s open positions at the same time, the Fund could experience substantial losses.
     In addition to market risk, in entering into futures, and from time-to-time, forward and/or swap contracts, there is a risk that a counterparty will not perform according to the terms of a contract entered into with a Fund, that is, credit risk. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. A Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. A Fund has credit risk and concentration risk with respect to the brokers and dealers through which a Fund conducts its operations.
     Forwards and swap agreements that a Fund may enter into are currently transacted in the unregulated “over-the-counter” market. Legislative proposals that have been introduced in Congress in 2009 such as the Over-the-Counter Derivatives Market Act of 2009 would govern the current unregulated forward and swaps markets and participants in these markets. Such legislation would require certain forwards and swaps to be traded on regulated exchanges and cleared through clearinghouses, the federal registration of dealers and major swap participants (it is possible that a Fund could be considered to be a major swap participant depending on the volume and nature of its transactions), impose new margin and collateral requirements, impose position limits on the number of transactions a trader may engage in, require the reporting to regulators and/or swap repositories of transactions, among other regulatory requirements. These proposed regulatory developments could materially affect the decision of the Managing Owner to transact forwards and swaps, the manner in which a Fund engages in these transactions and increase the costs of such transactions.
     On-line monitoring systems provide account analysis of futures, forward and/or swap positions by sector, margin requirements, gain and loss transactions, and collateral positions. The Managing Owner will attempt to mitigate each Fund’s credit risk by transacting only with large, well-capitalized institutions.
Off-Balance Sheet Arrangements
     The Funds do not expect to utilize in the future special purpose entities to facilitate off-balance sheet financing arrangements and will have no loan guarantee arrangements or off-balance sheet arrangements of any kind, other than agreements entered into in the normal course of business and as noted above.
Contractual Obligations
     Each Fund will not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. Each Fund’s sole business will be trading long futures contracts and, when applicable, forward contracts, and possibly swap contracts. All such contracts are settled by offset, not delivery. Substantially all such contracts will be for settlement within four months of the trade date and substantially all such contracts will be held by each Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of each Fund will present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of each Fund’s open future and, as applicable, forward and/or swap contracts at the end of the reporting period for which such statements are prepared.
Critical Accounting Policies — Valuation of each Fund’s Positions
     The Managing Owner believes that the accounting policies that will be most critical to each Fund’s financial condition and results of operations relate to the valuation of each Fund’s positions. The majority of each Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. As applicable, any spot, forward and/or swap contracts held by a Fund will also be valued at published daily settlement prices or at dealers’ quotes. Each Fund will use the amortized cost method for valuing U.S. Treasury bills; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. Thus, the Managing Owner expects that under normal circumstances substantially all of each Fund’s assets will be valued on a daily basis at fair value using objective measures.
USE OF PROCEEDS
     A substantial amount of proceeds of the offering of the Shares of each Fund will be credited to each Fund’s bank and brokerage accounts, as described below, and will be used by each Fund for the purpose of engaging in and supporting the futures trading activities described in this Prospectus with respect to each Fund’s Gold Investments and corresponding Index Investments.
     The Fund will deposit each Fund’s assets in cash or U.S. government securities in separate accounts in the name of each Fund with each Fund’s clearing brokers for use as margin, in accounts at [                     Bank, City], and, when applicable, with forward and/or swap counterparties, as collateral. The assets deposited for margin purposes with each Fund’s clearing brokers will be held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act and CFTC regulations. Assets held by the clearing brokers will be held in cash or in U.S. government securities and possibly other instruments approved by the CFTC for the investment of customer segregated funds.
     Should a Fund trade in the forward and/or swap markets, such Fund will deposit assets with forward and/or swap counterparties in order to initiate and maintain forward and/or swap contracts. Such assets will be held in U.S. government securities or in cash, for which each Fund will receive interest credits at short-term rates. The forward counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to a Fund, not the counterparties. These accounts are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange counterparty.
     The Managing Owner expects, based on current margin requirements, that approximately 5-15% of each Fund’s assets will be committed as margin and collateral at any one time to support each Fund’s Index Investments, although the margin-to-equity ratio of each Fund may change due to factors such as market volatility and changes in margin requirements. In addition, the Managing Owner expects, based on current margin requirements, that approximately 4% to 6% of each Fund’s assets will be committed as margin and collateral at any one time to support each Fund’s Gold Investments, although the margin-to-equity ratio of each Fund may change if the current margin requirements for gold are modified.
     On an ongoing basis, the Managing Owner expects that each Fund will be able to earn interest on approximately 95% of its daily net assets. All interest earned on each Fund’s assets will accrue to the benefit of each Fund, and the Managing Owner will not receive any benefit from the approximately 5% of each Fund’s assets which do not earn interest.
     Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains.
     The Funds will not lend any assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Funds with the property of any other person, provided, however, that deposits with banks, futures or securities brokers or foreign exchange and derivative dealers shall not be considered a prohibited commingling.
CHARGES
     See “Summary – Breakeven Amounts” and “Summary – ‘Breakeven Table’” for additional breakeven related information.
     Management Fee
     Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [0.85]% per annum of the daily net asset value of such Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.
     The Managing Owner, out of the relevant Management Fee, will pay the Distributor, monthly in arrears, in an amount equal to [___]% per annum of the daily net asset value of the relevant Fund.
     The Managing Owner, out of the relevant Management Fee, will pay the Marketer, monthly in arrears, in an amount equal to [___]% per annum of the daily net asset value of the relevant Fund.
     Organization and Offering Expenses
     Expenses incurred in connection with organizing each Fund and the offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Managing Owner.
     Organization and offering expenses relating to the Funds means those expenses incurred in connection with their formation, the qualification and registration of the Shares of such
Funds and in offering, distributing and processing the Shares of each Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of each Fund, or the offering of the Shares of each Fund, including, but not limited to, expenses such as:
•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.
     The Managing Owner will not allocate to the Funds the indirect expenses of the Managing Owner.
     The aggregate amount of the original organization and offering expenses was approximately $[                    ].
     Brokerage Commissions and Fees
     Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.

     Routine Operational, Administrative and Other Ordinary Expenses
     The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, the legal and accounting fees and expenses, [tax preparation expenses], filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of each Fund will be approximately [___]%.
     Non-Recurring and Unusual Fees and Expenses
     Each Fund will pay all non-recurring and unusual fees and expenses, (referred to as extraordinary fees and expenses in each Trust Agreement), if any, of itself as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed non-recurring and unusual expenses.
     Management Fee and Expenses to be Paid First out of Interest Income
     The Management Fee and the brokerage commissions and fees of each Fund will be paid first out of interest income from such Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. If interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.
     Selling Commission
     Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which any Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation.
WHO MAY SUBSCRIBE
     Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with a Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.
CREATION AND REDEMPTION OF SHARES
     Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 100,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants will pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from a Fund to other investors.
     Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with a Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the [Distributor], the [Marketer] or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.
     Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”
     Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by the Financial Industry Regulatory Authority, or FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
     Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.
     Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.
     Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the applicable Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
     The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreements and the form of Participant Agreement for more detail. The Trust Agreements and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.
     Creation Procedures
     On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the purchase order.
     Determination of required payment
     The total payment required to create each Basket is the net asset value of 100,000 Shares of the applicable Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

     Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.
     Rejection of purchase orders
     The Managing Owner may reject a purchase order if:
•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.
     The Managing Owner will not be liable for the rejection of any purchase order.
     Redemption Procedures
     The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.
     By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.
     Determination of redemption proceeds
     The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which such corresponding Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.
     Delivery of redemption proceeds
     The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.
     Suspension or rejection of redemption orders
     In respect of any Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
     The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.
     Creation and Redemption Transaction Fee
     To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

     Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at [http://www.superfund.com]. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
THE INTRODUCING BROKER
     Superfund Asset Management, Inc., an affiliate of the Managing Owner, will serve as the introducing broker, or the Introducing Broker, for each Fund. Its principal offices are located at 180 North LaSalle Street, Suite #3250, Chicago, IL 60601.
     The Managing Owner will transmit trade instructions on behalf of each Fund to the Introducing Broker. In turn, the Introducing Broker will, on behalf of each Fund, transmit the instructions to the clearing and executing Commodity Brokers (as defined below).
     Each Fund will pay a monthly flat-rate brokerage commission payable in [advance] [arrears] on the [first] [last] day of each month equal to 1/12th of [0.15]% of each Fund’s net asset value per annum ([0.15]% per annum), which covers all brokerage fees and certain other trading expenses incurred in connection with each Fund’s futures interests trading, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give-up” or transfer fees, any costs and fees, if applicable, for the execution of forward contract or swap transactions. A portion of the brokerage commission will be paid to the Introducing Broker for serving as the introducing broker for each Fund and a portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.
     In 2007 George Fountas, a former employee and minority shareholder, sued Superfund Asset Management, Inc. alleging breach of contract and oppression of a minority shareholder. Fountas also sued the majority shareholder and the remaining two members of the board of directors of Superfund Asset Management, Inc. alleging, in addition to the foregoing, breach of fiduciary duty and tortious interference with prospective economic advantage. The claims stem from Fountas’ disagreement with the “for cause” termination of his employment by the company, and Fountas has sought damages equivalent to one third of the value of Superfund Asset Management, Inc.’s shares. Superfund Asset Management, Inc. deems Fountas’ claims to be without merit, has denied the claims and has filed counterclaims against Fountas for amounts substantially exceeding the amounts claimed by Fountas. Neither the claims nor the counterclaims involve any client assets or the level or quality of service provided to clients of Superfund Asset Management, Inc. The proceedings are in the early stages of discovery and Superfund Asset Management, Inc. does not expect the outcome to have a material adverse effect on its financial condition, results of operations or liquidity.

THE COMMODITY BROKERS
     ADM Investor Services, Inc. and Barclays Capital Inc. will serve as the clearing and executing commodity brokers, or Commodity Brokers, for the Funds.
     A portion of the brokerage commission will be paid to the Commodity Brokers for executing and clearing trades for each Fund.
     ADM Investor Services, Inc., or ADMIS, is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604.
     In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
     Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years.
     Barclays Capital Inc., or BCI, is a registered securities broker-dealer and a futures commission merchant. Its business address is 200 Park Avenue, New York, NY 10166.
     BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last five years that would be considered to be material as defined in regulations under the Commodity Exchange Act.

CONFLICTS OF INTEREST
     General
     The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below.
You should be aware that no such procedures have been established and that there is no independent control on how conflicts of interest are resolved. Consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Funds.
     Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.
     The Managing Owner
     Conflicts exist between the Managing Owner’s interests in and its responsibilities to the Funds. The conflicts are inherent in the Managing Owner acting as managing owner for and trading advisor to the Funds. These conflicts and the potential detriments to each Fund’s shareholders, are described below. The Managing Owner’s selection of itself as trading advisor was not objective, because it is also the managing owner of each Fund, and the Managing Owner will not replace itself as the trading advisor even if doing so would be beneficial to the Funds. The advisory relationship with respect to the Funds and the Managing Owner, including the fee arrangements, were not negotiated at arm’s length. Investors should note, however, that the Managing Owner believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent managing owners and advisors.
     Neither the Managing Owner nor its principals devote their time exclusively to managing the Funds. The Managing Owner acts as managing owner to other commodity pools and the principals are involved in the activities of affiliates of the Managing Owner, some of which serve as trading advisor to other accounts which may compete with the Funds for futures positions and the Managing Owner’s (and/or its principals’) services. Thus, the Managing Owner and/or its principals could have a conflict between responsibilities owed to the Funds and those owed to other pools and accounts. The Managing Owner believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. The Managing Owner or its affiliates may receive advisory fees from some of those other accounts. The Managing Owner and its affiliates, however, trade all accounts pursuing the same or a substantially similar trading and investment strategy in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals, and, in the case of the Funds, giving due consideration to the dollar for dollar gold position.
     In addition, the Managing Owner may find that the Gold Investments and Index Investments established for the benefit of each Fund, when aggregated with futures positions in other accounts managed by the Managing Owner, may approach the applicable speculative position limits in a particular futures contract or a commodity. The Managing Owner may decide to address this situation by liquidating positions in the futures contract that is approaching speculative position limits and reapportioning the affected Fund’s portfolio in other futures contracts by trading contracts in other markets which do not have restrictive limits, or by trading in either related forwards or swaps. The Managing Owner, and its affiliates, will treat all affected accounts equitably, giving due consideration to differences in account size, leverage level and investment objectives, including each Fund’s dollar for dollar Gold Investment. The principals of the Managing Owner are not prohibited from trading futures and related contracts for their own accounts, although they are not doing so as of the date of this Prospectus. Trading records for any such proprietary trading are not available for review by clients or investors. Employees of the Managing Owner are prohibited from trading for their own accounts.
     Because the Managing Owner and/or its principals may trade for their own accounts at the same time that they are managing each Fund, investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for a Fund. This proprietary trading could, if substantial in size, cause losses for a Fund by increasing the cost at which they acquire and liquidate positions. The results of any such trading will not be made available to the Shareholders.
     Superfund USA, Inc.
     Superfund USA, Inc., an affiliate of the Managing Owner, will serve as the Distributor and Marketer for each Fund and, as such, receive a portion of the Management Fee to be paid to the
Managing Owner by the Funds. The affiliation between Superfund USA, Inc. and the Managing Owner gives rise to a conflict of interest in that the Managing Owner has an incentive to retain Superfund USA, Inc. as the Distributor and Marketer for each Fund.
     Superfund Asset Management, Inc.
     Superfund Asset Management, Inc., an affiliate of the Managing Owner, will serve as an introducing broker for each Fund and, as such, receive a portion of the brokerage commissions to be paid by the Funds. The affiliation between Superfund Asset Management, Inc. and the Managing Owner gives rise to a conflict of interest in that the Managing Owner has an incentive to retain Superfund Asset Management, Inc. as the Introducing Broker for each Fund. Additionally, the flat-rate brokerage commission to be paid by the Funds to Superfund Asset Management, Inc. was not negotiated at arm’s length.
     The Commodity Brokers
     The Commodity Brokers, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts and, in doing so, may compete with the Funds for the same positions potentially making it more difficult for the Funds to effect transactions at favorable prices potentially resulting in losses for the Funds. Likewise, the Commodity Brokers may serve as brokers for accounts in which they or an affiliate has a financial interest, for example, a pool sponsored by the Commodity Brokers or any affiliate, which could give rise to conflicts of interest between their responsibility to the Funds and to those accounts with respect to the execution of trades for such accounts and the Funds, potentially resulting in losses for the Funds. However, the Managing Owner has no reason to believe that the Commodity Brokers would knowingly or deliberately favor any account over the Funds’ accounts with respect to trade execution.
Fiduciary Duty and Remedies
     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner has a responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Funds. The fiduciary responsibility of a managing owner to the Shareholders is a developing and changing area of the law and investors or prospective investors who have questions concerning the duties of the Managing Owner as managing owner should consult their own professional advisors.
     If a Shareholder believes that the Managing Owner has violated its fiduciary duty to the Shareholders, he may seek legal relief individually or on behalf of such Fund in which he holds Shares under applicable laws, including under the Delaware Statutory Trust Act and under commodities laws, to recover damages from or require an accounting by the Managing Owner. Each Trust Agreement is governed by Delaware law and any breach of the Managing Owner’s fiduciary duty under a Trust Agreement will generally be governed by Delaware law. The Managing Owner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed in this Prospectus.
DESCRIPTION OF THE SHARES AND THE
FUNDS; SUMMARY DESCRIPTION OF
CERTAIN MATERIAL TERMS OF THE
AMENDED AND RESTATED TRUST
AGREEMENTS
     The following summary describes in brief the Shares, the Funds and certain aspects of the operation of each Fund and the responsibilities of the Trustee and the Managing Owner concerning each Fund and the material terms of the Trust Agreements. Prospective investors should carefully review the Form of Amended and Restated Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined have such meanings assigned to them under the Trust Agreements.
Organization
     Each Fund is organized under the Delaware Statutory Trust Act as a series statutory trust pursuant to Section 3804(a) of the Delaware Statutory Trust Act. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. To the greatest extent possible, the Trustee acts in an entirely passive role and the
Managing Owner has all authority over the operation of the Funds.
     Description of the Shares and Limitation of Liability
     Each Fund issues common units of beneficial interest, or Shares, which represent ownership of such Fund only.
     The Shares of each Fund are listed on the NYSE Arca under the following symbols:

Fund	NYSE Arca Symbol
Large Cap Equity Fund	[_____]
Mid Cap Equity Fund	[_____]
Small Cap Equity Fund	[_____]
World Equity Fund	[_____]
Commodities Fund	[_____]

     The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 100,000 Shares, or Baskets. Individual Shares may not be purchased or redeemed from each Fund. Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.
     The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the applicable Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by it as a result of
     •    Shareholders’ actions unrelated to the business of the Fund, or
     •    taxes separately imposed on the Fund by any state, local or foreign taxing authority.
     The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.
     Principal Office; Location of Records
     The Managing Owner’s offices, and the offices of each Fund are located at 489 Fifth Avenue, New York, New York 10017 and the telephone number is (212) 878-4530.
     The books and records of each Fund are maintained as follows: Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. All marketing materials and all other books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s Commodity Brokers) are maintained at the Managing Owner’s principal office located at 489 Fifth Avenue, New York, New York 10017.
     The books and records of the Funds are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of each Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in each Trust Agreement. The Managing Owner will maintain and preserve the books and records of the Funds for a period of not less than six years.
The Trustee
     BNY Mellon Trust of Delaware, or the Trustee, a state bank chartered under the laws of the State of Delaware, is the sole trustee for each of the Funds. The Trustee’s principal offices are located at 100 White Clay Center Drive, Newark, Delaware 19711-5465. The Trustee is unaffiliated with the Managing
Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of each Fund are limited to its express obligations under the Trust Declarations.
     The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.
     The Trustee serves in a passive role as the sole trustee of each Fund in the State of Delaware. The Trustee accepts service of legal process on the Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Funds, the Managing Owner or the Shareholders of any Fund. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Funds, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by each Fund. Furthermore, each of the Trust Declarations provides that the Trustee is indemnified by each Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Trust Declarations also provide that the Trustee is not liable for any indirect, consequential or special damages or for losses resulting from any event beyond the reasonable control of the Trustee. The Managing Owner has the discretion to replace the Trustee.
     Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of each Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.
     Under each Trust Declaration, the Managing Owner has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Funds, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds.
     Because the Managing Owner has substantially all of the authority over the operation of the Funds, the Trustee itself is not registered with the CFTC as a commodity pool operator of the Funds.
Registered Agent; Tax Matters Partner
     BNY Mellon Trust of Delaware will accept service of legal process on the Funds in the State of Delaware.
     The Managing Owner has been designated as the “tax matters partner” of the Funds for purposes of the Internal Revenue Code of 1986, as amended, or the Code.
     Ownership or Beneficial Interest in the Funds
     The Managing Owner has made and expects to maintain an aggregate investment of $[1,000] in each of the Funds. As of the date of this Prospectus, principals of the Managing Owner own less than 1% of the Shares of any Fund.
     Shares Freely Transferable
     The Shares of each Fund trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. The Shares of each Fund may be bought and sold on the NYSE Arca like any other exchange-listed security.
     Book-Entry Form
     Individual certificates will not be issued for the Shares.
Instead, global certificates are deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under each Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
     Net Asset Value
     The net asset value of a Fund as of any date is the sum of all cash, plus U.S. Treasury bills and other U.S. government securities valued at cost plus accrued interest, and other securities of such Fund valued at fair value, plus the fair value of all open futures, forward, option and other derivative positions maintained by such Fund, less all liabilities of such Fund, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting. The net asset value of a Share in a Fund will be equal to the net asset value of the applicable Fund divided by the number of Shares in such Fund outstanding as of the date of determination.
Sharing of Profits and Losses
     Each Shareholder within a Fund will, though ownership of the Shares of the applicable Fund, share his portion of such Fund’s gains or losses as reflected by changes in the net asset value for such Fund.
Federal Tax Allocations
     At year-end, the Managing Owner will determine the total taxable income or loss for the year attributable to each Fund. Based on a monthly allocation convention, the taxable gain or loss is allocated to each Shareholder within a Fund in proportion to his holdings of Shares therein and each Shareholder is responsible for his share of taxable income attributable to such Fund. Each Shareholder’s tax basis in his Shares is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon liquidation of a Fund, each Shareholder within such Fund will receive his proportionate share of Fund assets attributable to such Fund.
Dissolution and Termination of a Fund
     A Fund will dissolve at any time upon the happening of any of the following events:
•
the filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If a Fund is dissolved as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, on the same terms and provisions as set forth in the applicable Trust Agreement. Any such election must also provide for the election of a Managing Owner to the reconstituted Fund. If such an election is made, all Shareholders of a Fund will be bound thereby and continue as Shareholders of the reconstituted Fund;

•	Shareholders owning more than 50% of the outstanding Shares of a Fund vote to dissolve such Fund, as applicable;

•	the Managing Owner withdraws as managing owner and no new managing owner is appointed;
•	the Managing Owner makes the determination that a Fund should be dissolved for any reason or no reason at all;

•
in the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated);

•	any Fund becomes insolvent or bankrupt;

•
the determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of such Fund as of the close of business on any business day declines below $[10 million];

•	the continued existence of a Fund becomes unlawful;

•	the Fund is dissolved by operation of law;

•	any Fund becoming required to be registered as an investment company under the Investment Company Act of 1940; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
Amendments and Meetings
     Each Trust Agreement may be amended with the approval of more than 50% of the Shares then owned by the Shareholders of each Fund. The Managing Owner may make minor changes to each Trust Agreement without the approval of the Shareholders. These minor changes may be for clarifications of inaccuracies or ambiguities, modifications in response to changes in the Code or Treasury regulations or for any other changes the Managing Owner deems advisable so long as they do not change the basic investment program of a Fund and are for the benefit of or not adverse to the Shareholders. Shareholders owning at least 10% of the outstanding Shares of a Fund can call a meeting of Shareholders of such Fund. At that meeting, the Shareholders, provided that the Shareholders owning a majority of the outstanding Shares of such Fund concur, can vote to:
•	amend the Trust Agreement with respect to such Fund without the consent of the Managing Owner;

•	terminate such Fund;

•	terminate contracts with the Managing Owner;

•	approve the sale of the assets attributable to the Fund; and

•	remove and replace the Managing Owner with respect to the Fund.
Indemnification and Standard of Liability
     The Managing Owner and its controlling persons may not be liable to the Funds or any Shareholders for errors in judgment or other acts or omissions not amounting to gross negligence, bad faith or willful misconduct or, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Shares may have more limited rights of action than they would absent such provisions.
     Each Fund will indemnify the Managing Owner and its affiliates performing services for the Fund for actions taken on behalf of such Fund, provided that the Managing Owner’s or its affiliate’s conduct was determined, in good faith, by the Managing Owner to be in the best interests of such Fund and the conduct was not the result of gross negligence, bad faith or willful misconduct by the Managing Owner or its affiliates. Indemnification for alleged violation of securities laws is only available if the following conditions are satisfied:
•	a successful adjudication on the merits of each count alleged has been obtained; or

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and
•
in the case of the immediately preceding bullet point, the court has been advised of the position of the SEC and certain states in which the Shares were offered and sold as to indemnification for the violations.

     Reports to Shareholders
     The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at [http://www.superfund.com]. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.
     The Managing Owner will notify Shareholders of any change in the fees paid by the Funds or of any material changes to any Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at [http://www.superfund.com]. Any such notification will include a description of Shareholders’ voting rights, as necessary.
DISTRIBUTIONS
     The Managing Owner has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
THE ADMINISTRATOR
     Each Fund has appointed The Bank of New York Mellon as the administrator, or the Administrator, and each Fund has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.
     The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315 4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.
     The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315 4850.
     A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.
     The Administrator’s monthly fees of up to [___]% per annum will be paid on behalf of each Fund by the Managing Owner out of each Fund’s Management Fee.
     The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
     The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
     The Administrator will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by any Fund.
     Each Fund retains the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.
THE DISTRIBUTOR
     Superfund USA, Inc., in its capacity as the distributor of each Fund, or Distributor, will assist the Administrator with certain functions and duties relating to distribution and marketing of each Fund, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact the Distributor toll-free in the U.S. at 1-888-50-SUPER.
     The Distributor retains all marketing materials separately for each Fund at 489 Fifth Avenue, New York, New York 10017; telephone number (212) 878-4530.
     The Managing Owner, out of the relevant Management Fee, will pay the Distributor for performing its duties as the Distributor of each Fund. The Distributor may receive additional compensation in consideration of the performance of additional marketing, distribution and ongoing support services to each Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of certain resources, which may include an extensive broker database and a network of internal and external wholesalers.

          “888” Number for Investors
          Investors may contact the Managing Owner toll free in the U.S. at 1-888-50-SUPER.
THE MARKETER
     Superfund USA, Inc., in its capacity as the marketer of each Fund, or Marketer, will serve as a marketing agent on behalf of each Fund and will assist the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this Prospectus. The Marketer will not open or maintain customer accounts or handle orders for each Fund. The Marketer engages in public seminars, road shows, conferences, media interviews, and distributing sales literature and other communications (including electronic media) regarding each Fund.
     The Managing Owner, out of the relevant Management Fee, will pay the Marketer for performing its duties as the Marketer of each Fund.
THE SECURITIES DEPOSITORY; BOOK-
ENTRY-ONLY SYSTEM; GLOBAL SECURITY
     DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
     Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.
     Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
     Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
     Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
     DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

     The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
SHARE SPLITS
     If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.
MATERIAL CONTRACTS
     Introducing Broker Agreement
     [TBD.]
     Commodity Broker Agreements
     [TBD.]
     Administration Agreement
     [TBD.]
     Global Custody Agreement
     [TBD.]
     Transfer Agency and Service Agreement
     [TBD.]
     Distribution Services Agreement
     [TBD].
     Marketing Agreement
     [TBD].
MATERIAL U.S. FEDERAL INCOME TAX
CONSIDERATIONS
     The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:
•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than the status of the Funds as qualified publicly traded partnerships (“qualified PTPs”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.
          Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

          A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

     A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.
     If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.
     No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”), or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Status of the Funds
     Under current law and assuming full compliance with the terms of the Trust Agreements and applicable law (and other relevant documents), in the opinion of Sidley Austin llp, each of the Funds will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, none of the Funds will be a taxable entity for U.S. federal income tax purposes and none of the Funds will incur U.S. federal income tax liability.
Special Rules for Publicly Traded Partnerships
     A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
     There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of any Fund for U.S. federal income tax purposes or whether any Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by such Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Managing Owner will use its reasonable efforts to cause each Fund to operate in such manner as is necessary for such Fund to meet the qualifying income exception.
     If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, such Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in such Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if a Fund were taxable as a corporation, any distribution made by such Fund to a Shareholder would be treated as taxable dividend income, to the extent of such Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares of such Fund, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in such Fund.
     The discussion below is based on Sidley Austin llp’s opinion that each of the Funds will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.
U.S. Shareholders
     Treatment of Fund Income
     A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in a Fund will be required to include in income its allocable share of such Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if such Fund generates taxable income but does not make cash distributions in an amount equal to such taxable income, or if the Shareholder is not able to deduct, in whole or in part, such Shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.
     Shareholders in a Fund will take into account their share of ordinary income realized by such Fund from accruals of interest on U.S. Treasury securities held in the Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in such Fund would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders in a Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.
     It is expected that the Funds’ investments in exchange-traded futures contracts on the Gold Investment and the Index Investments will be Section 1256 Contracts. The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by a Fund at the end of a taxable year of such Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.
     Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders in a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by such Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.
     A Fund may also invest in other futures contracts, forwards or swaps, as described above under “Investment Objectives of the Funds”. A Fund’s investment in these other futures contracts, forwards or swaps may have various tax consequences, requiring Shareholders in such Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Funds.
     Allocation of the Fund’s Profits and Losses
     For U.S. federal income tax purposes, a Shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the Trust Agreements, unless an allocation under the Trust Agreements does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreements should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.
     If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders in a Fund for U.S. federal income tax purposes under such Fund’s Trust Agreement could be increased or reduced or the character of the income or loss could be modified.
     As described in more detail below, the U.S federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in such Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in a Fund.
     Monthly Allocation and Revaluation Conventions
     In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in such Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
     Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.
     The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.
     In addition, for any month in which a creation or redemption of Shares in a Fund takes place, such Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in such Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
     As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the corresponding Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.
     The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of such Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of each Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.
     Section 754 Election
     Each Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund will generally have the effect of requiring a purchaser of Shares in such Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in such Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.
     The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming a Fund makes the election under Section 754 of the Code, it is expected that such Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.
     In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Fund will seek such information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.
     Constructive Termination
     A Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in such Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all Shareholders in such Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such Shareholder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.
     Treatment of Distributions
     Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a Shareholder in such Fund only to the extent such distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).
     Creation and Redemption of Share Baskets
     Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If a Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in such Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to such
Shareholder on the sale or disposition of portfolio assets by such Fund.
     Disposition of Shares
     If a U.S. Shareholder transfers Shares of a Fund and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of such Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.
     Tax Basis in Fund Shares
     A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.
     Limitations on Interest Deductions
     The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of such Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.
     Organization, Syndication and Other Expenses
     In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:
•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
     In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.
     Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. No Fund has yet determined whether it will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
     Passive Activity Income and Loss
     Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders in a Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.
     Transferor/Transferee Allocations
     In general, a Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
     Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
     If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in such Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. Each Fund’s Managing Owner is authorized to revise such Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).
     Reporting by each Fund to its Shareholders
     Each Fund will file a partnership tax return. Accordingly, tax information will be provided to investors on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury securities, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for such year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.
     Each Shareholder, by its acquisition of Shares of a Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and such other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.
     Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Funds and any nominee will be undertaken.
     Audits and Adjustments to Tax Liability
     Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.
     Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of each Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Agreements to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, will have the authority under the Trust Agreements to conduct any IRS audits of each Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in such Fund. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.
     A U.S. federal income tax audit of a Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.
Non-U.S. Shareholders
     Each Fund will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of a Fund. A non-U.S.

Shareholder’s share of the interest income realized by a Fund on its holdings of U.S. Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that such Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.
     Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of a Fund or on such Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, such Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
     Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of a Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
     Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of a Fund.
     Regulated Investment Companies
     RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Each Fund anticipates that it will qualify as a qualified PTP for any taxable year in which such Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of a Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of any Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of a Fund as a qualified PTP. In a 2005 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect a Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in a Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. Each Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.
     Tax-Exempt Organizations
     An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.
     UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
     UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
     All of the income realized by a Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. None of the Funds will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund would not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.
     Certain State and Local Taxation Matters
     Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.
     State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. Each Fund may have income in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective investor should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.
     Under current law and assuming full compliance with the terms of the Trust Agreements (and other relevant documents), none of the Funds should be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by any Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in any Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because each Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in a Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of a Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.
     Backup Withholding
     Each Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against such Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
     Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE BENEFIT
PLANS
     Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Federal Income Tax Considerations — Tax-Exempt Organizations” at page 68. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.
     General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
     In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in each Fund, including the role an investment in such Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment in such Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the documents of the Plan and related trust.
     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN ANY FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUNDS ARE NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.
     “Plan Assets”
     ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).
     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.
     It is expected that the Shares of each Fund should be considered to be publicly-offered securities. First, the Shares will be sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares should be freely transferable because it is expected that the Shares of each Fund may be freely bought and sold on NYSE Arca like any other exchange-listed security. Third, it is expected that the Shares of each Fund will be owned by at least 100 investors independent of such Fund and of each other from the date the Shares will be first sold. Therefore, it is expected that the underlying assets of each Fund should not be considered to constitute assets of any Plan which purchases Shares.
     Ineligible Purchasers
     In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Introducing Broker, the Commodity Brokers, the Distributor, the Marketer, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.
     THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN A FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.
PLAN OF DISTRIBUTION
     Initial Purchaser
     [                    ] is the Initial Purchaser with respect to each Fund. On [___], 2010, the Initial Purchaser purchased and took delivery of 100,000 Shares of each Fund, which comprise the initial Baskets of each Fund, at a purchase price of $20.00 per Share ($2,000,000 per Basket), pursuant to an Initial Purchaser Agreement. The Initial Purchaser proposes to offer to the public these 100,000 Shares of each Fund at a per-Share offering price that will vary depending, upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The excess, if any, of the price at which the Initial Purchaser sells a Share over the price paid by the Initial Purchaser in connection with the initial purchase of such Share will be deemed to be underwriting compensation. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.
     The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.
     The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.
     The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant.

     Authorized Participants
     Each Fund issues Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares of the Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.
     Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
     As of the date of this Prospectus, [                    ] has/have [each] executed a Participant Agreement and are the only Authorized Participants.
     Likelihood of Becoming a Statutory Underwriter
     Each Fund has issued the initial Basket to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from any Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
     Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.
     General
     Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
     Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
     The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. Such parties may also be reimbursed, solely from and to the extent of each respective Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
     The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.
     The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $100,000 of the amount registered hereby) of the price per Share of each Fund in offering and selling the Shares comprising the Initial Baskets of each Fund.
     Pursuant to the Distribution Services Agreement, the Distributor will be paid out of the Management Fee of each Fund in an amount of approximately $[               ] per annum with respect to each Fund, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of each Fund.
     Pursuant to the Marketing Agreement, the Marketer will be paid the following fees out of the Management Fee of each Fund in the following amounts: [                    ]
     The payments to the Distributor and the Marketer will not, in the aggregate (of all Funds), exceed [          ]% and [          ]%, respectively, of the aggregate dollar amount of the offering (or in an amount equal to $[               ] and $[               ], respectively, of the $10,000,000 registered on the initial Registration Statement on Form S-1 in respect of the Funds). The Funds will advise the Distributors if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.
     The Shares of each Fund will be listed on the NYSE Arca under the following symbols:

Fund	NYSE Arca Symbol
Large Cap Equity Fund	[_____]
Mid Cap Equity Fund	[_____]
Small Cap Equity Fund	[_____]
World Equity Fund	[_____]
Commodities Fund	[_____]

LEGAL MATTERS
     Sidley Austin llp has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin llp also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Funds. Sidley Austin llp has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin llp has not represented, nor will it represent, the Funds or the Shareholders in matters relating to the Funds and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
     Richards, Layton & Finger, P.A., special Delaware counsel to the Funds, has advised the Funds in connection with the legality of the Shares being offered hereby.
EXPERTS
     [TBD.]
ADDITIONAL INFORMATION
     This Prospectus constitutes part of the Registration Statement filed by each Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.
RECENT FINANCIAL INFORMATION AND
ANNUAL REPORTS
     The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at [http://www.superfund.com]. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
PRIVACY POLICY OF THE MANAGING
OWNER
The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the Funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

* To be furnished by amendment

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Gold Large Cap Equity Fund:
*To be furnished by amendment.

SUPERFUND GOLD LARGE CAP EQUITY FUND
Form of Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD LARGE CAP EQUITY FUND
Form of Statement of Cash Flows*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD LARGE CAP EQUITY FUND
Notes to Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD LARGE CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Gold Mid Cap Equity Fund:
*To be furnished by amendment.

SUPERFUND GOLD MID CAP EQUITY FUND
Form of Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD MID CAP EQUITY FUND
Form of Statement of Cash Flows*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD MID CAP EQUITY FUND
Notes to Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD MID CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Gold Small Cap Equity Fund:
*To be furnished by amendment.

SUPERFUND GOLD SMALL CAP EQUITY FUND
Form of Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD SMALL CAP EQUITY FUND
Form of Statement of Cash Flows*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD SMALL CAP EQUITY FUND
Notes to Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD SMALL CAP EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Gold World Equity Fund:
*To be furnished by amendment.

SUPERFUND GOLD WORLD EQUITY FUND
Form of Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD WORLD EQUITY FUND
Form of Statement of Cash Flows*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD WORLD EQUITY FUND
Notes to Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD WORLD EQUITY FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Gold Commodities Fund:
*To be furnished by amendment.

SUPERFUND GOLD COMMODITIES FUND
Form of Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD COMMODITIES FUND
Form of Statement of Cash Flows*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

SUPERFUND GOLD COMMODITIES FUND
Notes to Statement of Financial Condition*
          , 2010
*To be furnished by amendment.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
SUPERFUND GOLD COMMODITIES FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
The Shareholder
Superfund Advisors Inc.:
*To be furnished by amendment.

SUPERFUND ADVISORS INC.
Form of Statement of Financial Condition*
               , 2010
*To be furnished by amendment.

SUPERFUND ADVISORS INC.
Form of Statement of Changes in Shareholder Capital*
               , 2010
*To be furnished by amendment.

SUPERFUND ADVISORS INC.
Form of Statement of Cash Flows*
               , 2010
*To be furnished by amendment.

SUPERFUND ADVISORS INC.
Notes to Statement of Financial Condition*
               , 2010
*To be furnished by amendment.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION
SUPERFUND GOLD LARGE CAP EQUITY FUND
SUPERFUND GOLD MID CAP EQUITY FUND
SUPERFUND GOLD SMALL CAP EQUITY FUND
SUPERFUND GOLD WORLD EQUITY FUND
SUPERFUND GOLD COMMODITIES FUND
Common Units of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.
Past performance is not necessarily indicative of future results.
See “The Risks You Face” beginning at page 19 in Part One.
THIS PROSPECTUS IS IN TWO PARTS:
A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION. YOU MUST READ THE
STATEMENT OF ADDITIONAL INFORMATION
IN CONJUNCTION WITH THE
DISCLOSURE DOCUMENT.
[                    ], 2010

Superfund Advisors Inc.
Managing Owner

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

STRATEGY
General
     The primary objective of each Fund is to maintain the approximate equivalent of a dollar for dollar investment in gold, or the Gold Investment, while seeking appreciation of its assets over time by trading and investing in long positions in exchange-traded futures contracts that reference an appropriate securities, commodity, or other index, with a view to tracking the applicable index over time, or the Index Investment. The notional value of each Fund’s futures contracts with respect to each of its Gold Investment and Index Investment will be approximately equal to the value of each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities, or the Fund’s Equity, upon establishment of each of these positions. Therefore, the aggregate notional value of each Fund’s futures contracts with respect to both its Gold Investment and Index Investment will be double the value of the Fund’s Equity, which means each Fund will have a leverage ratio at such time of 2:1. Because the notional value of each Fund’s futures positions in the Gold Investment and the Index Investment will rise or fall over time, the leverage ratio could be higher or lower than the 2:1 leverage ratio. The use of leverage will increase the potential for both trading profits and losses, depending on the changes, positive and negative, in the Gold Investment and the Index Investment.
          Investors’ attention is drawn to the fact that, if gold futures margin requirements should increase substantially, each Fund’s Gold Investment may be reduced below the equivalent of such Fund’s net asset value (expressed in U.S. dollars). Thus, there can be no assurance that the returns of a Fund’s Gold Investment will reflect variations in the U.S. dollar price of a Gold Investment equal to the net asset value of the Fund (expressed in U.S. dollars) at any given time.
WHY SUPERFUND?
Why A Futures Fund?
          Futures investments are intended to generate medium to long-term capital growth and provide global portfolio diversification, as described above. A primary reason to invest in a futures product, such as the Funds, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Why Now?
          Stock market performance at the beginning of this decade has demonstrated that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.
Why Gold?
          As discussed below under “Investment Considerations,” gold has historically been viewed as a hedge against insecurity, inflation and a fluctuating dollar. As a result, gold has been attractive to investors as a means of providing a safe haven in troubled times.
Historical Non-Correlated Performance and Potential Market Diversification
          Historically, futures investments have had very little correlation to the stock and bond markets. An investment in the Shares has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured. While there is no guarantee of positive performance in a futures component of a portfolio, the non-correlation characteristic of futures may improve risk adjusted returns in a diversified investment portfolio. There can be no assurance that a Fund will outperform other sectors of an investor’s portfolio or not produce losses. There can be no assurance, however, that the Funds will trade profitably in the futures, and as applicable, the swap and/or forward markets, or not incur losses.
THE FUTURES AND FORWARD MARKETS
Futures Contracts
          Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities and financial products, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on commodity exchanges.
Forward Contracts
          Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Neither the CFTC nor the federal or state banking authorities regulate forward trading or forward dealers.
Swap Transactions
          A Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, stock indices, and, possibly, other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which a Fund may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which a Fund trades. Also, the CFTC or a court could conclude in the future that certain, primarily agricultural, swap transactions entered into by a Fund constitute unauthorized futures or commodity option contracts. Such a conclusion could limit a Fund’s access to certain agricultural markets in the United States, possibly to the detriment of a Fund.
REGULATION
          The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” The Managing Owner is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Managing Owner would be unable to act as a Fund’s commodity pool operator. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators. Unless exempt, the reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect a Fund’s trading.
          In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.
INVESTMENT CONSIDERATIONS
A Gold Denominated Investment
          Gold has often been viewed as a hedge against inflation and thus has often been viewed as a safe haven in troubled or uncertain economic times. Gold has also been used as a hedge against fluctuations in the value of the U.S. dollar against other currencies. Historically, when the dollar has depreciated against foreign currencies generally, the dollar price of gold has risen, and vice versa. However, there can be no assurance that historical patterns will persist into the future.
          The Funds are designed to combine an investment in gold with an investment in exchange-
traded futures contracts that reference a corresponding Index Investment. The Gold Investment of each Fund is intended to de-link the Funds’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Funds’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Funds, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Further, there can be no assurance that trading losses incurred in the Funds’ futures trading will not result in overall losses for the Funds or that the Funds will not reduce their gold position if gold futures margin requirements increase significantly.
Potential Advantages of Futures
          Both the futures and forward markets and funds investing in those markets offer many structural advantages that make futures an efficient way to participate in global markets.
Enhanced Profit Potential
          A number of futures funds, including certain Superfund funds, have produced strong absolute returns and, in specific cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that a Fund will perform positively under any given set of market conditions or that it will not incur losses.
Potentially Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes
          Because certain futures funds may trade in a significant number of financial and commodities futures markets, such futures funds, in aggregate, may have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Futures funds, such as the Funds, may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the potentially low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that a Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.

Interest Credit
          Unlike some alternative, or non-traditional, investment funds, the Funds will not borrow money to obtain leverage and will not incur any interest expense. Rather, margin deposits and reserve assets will be maintained in cash in interest bearing accounts and in cash equivalents, such as U.S. Treasury bills, and interest will be earned on all or nearly all of the Funds’ assets, which include unrealized profits credited to the Funds’ accounts.
Potential Global Diversification through an Investment in One or More Funds
          Futures and related contracts may be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor may trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While certain Funds may trade across a diverse selection of global markets, an investment in one or more Funds is not a complete investment program but, rather, should be considered as a diversification opportunity for an overall portfolio. However, if the Funds do not trade profitably, and there can be no assurance that they will do so, the potential diversification benefits of an investment in the Funds will not be realized.
Convenience
          Through an investment in the Shares, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.
Liquidity
          In most cases the markets to be traded by the Funds are liquid. Some markets may trade 24 hours on business days. There can be cases where there may be no buyer or seller for a particular futures contract. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — (26) Lack of Liquidity in the Markets in Which a Fund Trades Could Make It Impossible to Realize Profits or Limit Losses.”
Limited Liability
          Investors’ liability is generally limited to the amount of their investment in each Fund. Investors will not be required to contribute additional capital to any Fund.

EXHIBIT A
PRIVACY NOTICE
          The importance of protecting the investors’ privacy is recognized by Superfund Gold Large Cap Equity Fund, Superfund Gold Mid Cap Equity Fund, Superfund Gold Small Cap Equity Fund, Superfund Gold World Equity Fund, and Superfund Gold Commodities Fund (collectively, the “Funds”) and Superfund Advisors Inc. (the “Managing Owner”). The Funds and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.
          Categories Of Information Collected. In the normal course of business, the Funds and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:
          Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and
          Data about investor transactions (such as the types of investments the investors have made and their account status).
          How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in a Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Funds or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Distributor, the Marketer, the Introducing Broker, the Commodity Brokers, administrators, auditors and the legal advisers of the Funds. Additionally, the Funds and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.
          For questions about the privacy policy, please contact the Managing Owner.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
     Superfund Advisors Inc. (the “Managing Owner”) will pay all expenses in connection with the offering of the Shares without reimbursement by the Registrant. The following is an estimate of the initial expenses to be paid by the Managing Owner in connection with this offering.

	Approximate
	Amount
Securities and Exchange Commission Registration Fee	$143
Financial Industry Regulatory Authority Filing Fee	300
Printing Expenses	40,000
Fees of Certified Public Accountants	20,000
Fees of Counsel	150,000

Total	$210,443	*

*	Represents an estimate of the portion of fees and expenses of Superfund Gold Small Cap Equity Fund that are common to this Registration Statement and the Registration Statement for each of Superfund Gold Large Cap Equity Fund (SEC File No. 333-[-]), Superfund Gold Mid Cap Equity Fund (SEC File No. 333-[-]), Superfund Gold World Equity Fund (SEC File No. 333-[-]) and Superfund Gold Commodities Fund (SEC File No. 333-[-]), which are being filed concurrently with this Registration Statement.
Item 14. Indemnification of Directors and Officers.
     Section 17 of the Form of Amended and Restated Trust Agreement provides for the indemnification of the Managing Owner and certain of its controlling persons by the Fund in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Fund; provided that such claims were not the result of gross negligence, bad faith or willful misconduct on the part of the Managing Owner or such controlling persons. The Fund is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of the Fund’s funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a shareholder are prohibited unless specific court approval is obtained.
Item 15. Recent Sales of Unregistered Securities.
     None.
Item 16. Exhibits and Financial Statement Schedules.
     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
1.1	Form of Initial Purchaser Agreement*

4.1	Form of Trust Agreement of the Registrant

Exhibit Number	Description of Document
4.2	Form of Amended and Restated Trust Agreement of the Registrant*

4.3	Form of Participant Agreement*

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger as to legality*

8.1	Form of Opinion of Sidley Austin llp as to federal income tax matters*

10.1	Form of Introducing Broker Agreement*

10.2	Form of Commodity Broker Agreement*

10.3	Form of Administration Agreement between the Registrant and the Administrator*

10.4	Form of Global Custody Agreement*

10.5	Form of Transfer Agency and Service Agreement*

10.6	Form of Distribution Services Agreement*

10.7	Form of Marketing Agreement*

23.1	Form of Consent of Sidley Austin llp is included as part of this Registration Statement

23.2	Form of Consent of Richards, Layton & Finger (included in Exhibit 5.1)*

23.4	Form of Consent of Sidley Austin llp as tax counsel (included in Exhibit 8.1)*

23.5	Consent of [accountant]*

*	To be filed by amendment
     The following financial statements are included in the Prospectus:
     (1) Superfund Gold Small Cap Equity Fund
(i)	Report of Independent Registered Public Accounting Firm dated [ ], 2010*

(ii)	Statement of Financial Condition dated [ ], 2010*

(iii)	Statement of Cash Flows*

(iv)	Notes to Statement of Financial Condition*
     (2) Superfund Advisors Inc.
(i)	Report of Independent Registered Public Accounting Firm dated [ ], 2010*

(ii)	Statement of Financial Condition *

(iii)	Statement of Changes in Shareholder Capital*

(iv)	Statement of Cash Flows*

(v)	Notes to Statement of Financial Condition*

*	To be filed by amendment
Item 17.
     The undersigned registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that:
          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (“Securities Exchange Act of 1933”) each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 28th day of January, 2010.

Superfund Gold Small Cap Equity Fund

By:	Superfund Advisors Inc., its Managing Owner

By:	/s/ Paul Wigdor Name: Paul Wigdor Title: President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date
Superfund Advisors Inc., Managing Owner of Registrant

/s/ Paul Wigdor	President and	January 28, 2010
Paul Wigdor	Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)
     Being the principal executive officer, the principal financial and accounting officer and all of the directors of Superfund Advisors Inc.

Signature	Title with Registrant	Date
Superfund Advisors Inc., Managing Owner of Registrant

/s/ Paul Wigdor	Director, President and	January 28, 2010
Paul Wigdor	Chief Financial Officer (Principal Executive Officer and
Principal Financial Officer)

/s/ Vito Fossella	Director, Vice President and	January 28, 2010
Vito Fossella	Chief Operating Officer

/s/ Jeffrey E. Kopiwoda	Director	January 28, 2010
Jeffrey E. Kopiwoda